                                       EXHIBIT 10.3

                                       CONFIDENTIAL TREATMENT HAS BEEN
                                       REQUESTED FOR PORTIONS OF THIS EXHIBIT,
                                       WHICH PORTIONS HAVE BEEN OMITTED FROM
                                       THE ATTACHED EXHIBIT AND FILED
                                       SEPARATELY WITH THE SECURITIES AND
                                       EXCHANGE COMMISSION.  THE OMITTED
                                       PORTIONS HAVE BEEN REPLACED BY AN "X"
                                       ENCLOSED BY BRACKETS ("[X]").






                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              TELULAR CORPORATION

                                      AND

                              TELEPATH CORPORATION


                              Dated June 28, 1996


     *Confidential treatment has been requested for portions of this exhibit, which portions have been omitted from the attached exhibit and filed separately with the Securities and Exchange Commission.

                            STOCK PURCHASE AGREEMENT

          THIS AGREEMENT, made as of this 28th day of June, 1996, by and among TELULAR CORPORATION, a Delaware corporation ("Telular") and TELEPATH CORPORATION, a New York corporation ("TelePath").


                              W I T N E S S E T H

          WHEREAS, the Parties desire to set forth in this Stock Purchase Agreement (the "Agreement") the terms and conditions pursuant to which Telular will (a) acquire fifty percent (50%) of TelePath's common stock, par value $.01 per share (the "TelePath Stock"), and (b) enter into certain other strategic relationships with TelePath.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties and Telular hereby agree as follows:

                                   ARTICLE I

                      SALE AND PURCHASE OF TELEPATH STOCK

          1.1  Sale and Purchase of TelePath Stock.

               1.1.1 Initial Tranche. Subject to the terms and conditions of this Agreement, at the Initial Closing provided for in Section 1.3, TelePath shall issue and sell to Telular, and Telular shall purchase and accept from TelePath, two hundred fifty (250) shares of TelePath Stock, representing thirty-three percent (33%) of the total issued and outstanding TelePath Stock on a fully-diluted basis, after giving effect to the issuance of such shares by TelePath and assuming the exercise in full of any and all outstanding options, warrants, convertible securities, and other rights to acquire TelePath Stock (the "First Tranche Shares").

               1.1.2 Second Tranche. Subject to the terms and conditions of this Agreement, at the Second Closing provided for in Section 1.3, TelePath shall issue and sell to Telular, and Telular shall purchase and accept from TelePath, that number of shares of TelePath Stock that will, when combined with the shares purchased pursuant to Section 1.1.1, represent forty-three percent (43%) of the total issued and outstanding TelePath Stock on a fully-diluted basis, after giving effect to the issuance of such shares by TelePath and assuming the exercise in full of any and all outstanding options, warrants, convertible securities, and other rights to acquire TelePath Stock (the "Second Tranche Shares").

               1.1.3 Third Tranche. Subject to the terms and conditions of this Agreement, at the Third Closing provided for in Section 1.3, TelePath shall issue and sell to Telular, and Telular shall purchase and accept from TelePath, that number of shares of TelePath Stock that will, when combined with the shares purchased pursuant to Sections 1.1.1 and 1.1.2, represent fifty percent (50%) of the total issued and outstanding TelePath Stock on a fully-diluted basis, after giving effect to the issuance of such shares by TelePath and assuming the exercise in full of any and all outstanding options, warrants, convertible securities, and other rights to acquire TelePath Stock (the "Third Tranche Shares" and, together with the First Tranche Shares and the Second Tranche Shares, the "Purchased Shares").

          1.2 Consideration for Purchased Shares

               1.2.1 First Tranche. In full consideration for the issuance and sale by TelePath of the First Tranche Shares to Telular, Telular shall, at the First Closing:

          (i)  pay to TelePath the sum of $1 million; and

          (ii) issue and deliver to TelePath 350,000 shares of Common Stock, par value $.01 per share, of Telular Corporation ("Telular Stock").

               1.2.2 Second Tranche. In full consideration for the issuance and sale by TelePath of the Second Tranche Shares to Telular, Telular shall, at the Second Closing:

          (i)  pay to TelePath the sum of $250,000; and

          (ii) issue and deliver to TelePath 75,000 shares of Telular Stock, subject to adjustment in accordance with Section 1.2.4.

               1.2.3 Third Tranche. In full consideration for the issuance and sale by TelePath of the Third Tranche Shares to Telular, Telular shall, at the Third Closing:

          (i)  pay to TelePath the sum of $250,000; and

          (ii) issue and deliver to TelePath 75,000 shares of Telular Stock, subject to adjustment in accordance with Section 1.2.4.

               1.2.4. Anti-Dilution Protection. The number of shares of Telular Stock to be issued pursuant to Section 1.2.2 and 1.2.3 shall be adjusted as necessary to give effect to any recapitalization, stock split, reverse stock split, stock dividend, or other transaction affecting the Common Stock on a uniform basis.

          1.3 Closings. The closings of the sale and purchase of the Purchased Shares (collectively, the "Closings") shall take place at the offices of Covington & Burling, in Washington, D.C., or at such other place as shall be mutually agreed upon by the Parties, on the following dates (collectively, the "Closing Dates"):

               1.3.1. First Tranche. The closing on the purchase of the First Tranche Shares (the "First Closing") shall take place at 10:00 a.m. on June 28, 1996, or at such other date and time as to which the parties may agree (the "First Closing Date"); provided, however, that the Telular Stock to be delivered pursuant to Section 1.2.1(ii) need not be delivered until satisfaction of the condition set forth in Section 5.1(d).

               1.3.2. Second Tranche. The closing on the purchase of the Second Tranche Shares (the "Second Closing") shall take place at 10:00 a.m. on January 31, 1997, or at such other date and time as to which the parties may agree (the "Second Closing Date").

               1.3.3. Third Tranche. The closing on the purchase of the Third Tranche Shares (the "Third Closing") shall take place at 10:00 a.m. on August 29, 1997, or at such other date and time as to which the parties may agree (the "Third Closing Date").

          1.4 Deliveries. At each Closing, the parties shall take the following actions:

               1.4.1 TelePath shall deliver the TelePath Stock to be delivered at such Closing, in the form of a stock certificate issued to Telular, with all issuance and securities taxes, if any, prepaid.

               1.4.2 Telular shall deliver to TelePath by wire transfer of immediately available funds the cash to be paid by Telular at such Closing, as specified in Section 1.2.

               1.4.3 Telular shall deliver the Telular Stock to be delivered at such Closing, in the form of a stock certificate issued to TelePath, with all issuance and securities taxes, if any, prepaid.

               1.4.4. At the Initial Closing, TelePath and Telular shall enter into a Registration Rights Agreement in the form of Exhibit A hereto (the "Registration Rights Agreement").

               1.4.5 TelePath shall deliver to Telular an officer's certificate, in form and substance reasonably acceptable to Telular, confirming the truth and correctness in all material respects of all representations and warranties of TelePath contained in this Agreement and that, as of the applicable Closing Date, TelePath has performed and complied, in all material respects, with all agreements, obligations, covenants, terms and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

               1.4.6 Telular shall deliver an officer's certificate to TelePath in form and substance reasonably acceptable to TelePath confirming the truth and correctness in all material respects of all representations and warranties of Telular contained in this Agreement and that, as of the applicable Closing Date, Telular has performed and complied, in all material respects, with all agreements, obligations, covenants, terms and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

               1.4.7 TelePath shall deliver to Telular true and correct copies of the following documents, each certified as such by the Secretary of TelePath:
(i) TelePath's certificate of incorporation as in effect on the date hereof and the applicable Closing Date, certified as such by the appropriate governmental authority; (ii) TelePath's bylaws as in effect on the date hereof and the applicable Closing Date; and (iii) the resolutions duly adopted by the board of directors of TelePath authorizing TelePath to consummate the transactions contemplated herein in accordance with the terms hereof.

               1.4.8 Telular shall deliver to TelePath true and correct copies of the following documents, each certified as such by the Secretary of Telular:
(i) Telular's certificate of incorporation as in effect on the date hereof and the applicable Closing Date, certified as such by the Secretary of State of Delaware; (ii) Telular's bylaws as in effect on the date hereof and the applicable Closing Date; and (iii) the resolutions duly adopted by the board of directors of Telular authorizing Telular to consummate the transactions contemplated herein in accordance with the terms hereof.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          2.1 Representations and Warranties of TelePath. In order to induce Telular to enter into this Agreement and to consummate the transactions contemplated hereby, TelePath represents and warrants to Telular, as of the date hereof and again at and as of each Closing Date, as follows:

               2.1.1 Organization and Corporate Power of TelePath . TelePath is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the businesses which are currently conducted by it. The copies of the Certificate of Incorporation and By-Laws of TelePath, as amended to date, which have been made available to Telular by TelePath, are true, correct and complete.

               2.1.2 Authorization of TelePath. TelePath has all requisite corporate power, authority and capacity to enter into this Agreement and any other agreements required to be entered into by it hereby, to take, perform and execute all procedures, acts and instruments required by it to consummate the sale of the Purchased Shares and otherwise to fulfill its obligations under this Agreement and any other agreements contemplated hereby. The execution and delivery of this Agreement and any other agreements, documents and instruments to be executed and delivered by TelePath hereto, and the consummation by TelePath of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of TelePath, and no other corporate proceeding on the part of TelePath or its shareholders is necessary under any provision of law to authorize the execution and delivery by TelePath of this Agreement or any other agreement, document or instrument to be executed and delivered by TelePath pursuant hereto or to consummate any transactions contemplated hereby. This Agreement and the agreements, documents and instruments to be executed and delivered by TelePath pursuant to this Agreement constitute or, when executed and delivered pursuant hereto, will constitute valid and binding agreements of TelePath, enforceable against TelePath in accordance with their respective terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses or to the discretion of the court before which any proceeding therefor may be brought.

               2.1.3 Consents and Approvals; No Violations. The execution and delivery by TelePath of this Agreement, and the agreements, documents and instruments to be executed and delivered by TelePath pursuant hereto, and the consummation by TelePath of the transactions contemplated hereby, will not (a) violate or conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of TelePath; (b) violate or conflict with any order, injunction, decree, statute, rule, ordinance or regulation applicable to TelePath by which any of its properties or assets may be bound;
(c) except as set forth on Schedule 2.1.3, require any filing with, or permit, consent or approval of, any public governmental or regulatory body, agency or authority, labor organization or private person; (d) result in a violation or breach of, or constitute, or with giving of notice or lapse of time or both constitute, a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement, collective bargaining agreement, instrument or other arrangement to which TelePath is a party or by which it or any of its properties or assets may be bound; or (e) result in the creation or imposition of any lien or encumbrance on the Purchased Shares.

               2.1.4 Proceedings. There is no proceeding pending or, to the knowledge of TelePath, threatened against TelePath of any kind which questions or challenges the validity of this Agreement or that, if adversely determined, would materially adversely affect the ability of TelePath to perform its obligations hereunder or to conduct its business as recently conducted. TelePath is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, excluding such defaults which would not have a material adverse affect on the ability of TelePath to perform its obligations hereunder.

               2.1.5 TelePath Stock; Subsidiaries. The authorized capital stock of TelePath is as set forth on Schedule 2.1.5 hereto. The TelePath Stock constitutes the only authorized class of equity securities of TelePath. Schedule
2.1.5 sets forth a true and complete list of the issued and outstanding shares of TelePath Stock and the record and beneficial holders thereof. Except as set forth on Schedule 2.1.5, there are no outstanding options, warrants, convertible securities, or other contractual or other rights on the part of any person to purchase, obtain or acquire TelePath Stock. The shares of TelePath Stock that are currently outstanding are duly and validly issued, fully paid and nonassessable. TelePath does not have any subsidiaries or hold any partnership interests, stock, or other equity interests in any other corporation, partnership, limited liability company, or other entity.

               2.1.6 Purchased Shares. The Purchased Shares, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. Upon delivery of certificates for the Purchased Shares pursuant to the terms of this Agreement, Telular will hold valid and marketable title to the Purchased Shares, free and clear of all Liens (other than Liens created by Telular).

               2.1.7 Financial Statements. TelePath heretofore has provided to Telular its unaudited balance sheet as of April 30, 1996 (the "Financial Statements"). The Financial Statements are true and correct in all material respects and were prepared in accordance with generally accepted accounting principles consistently applied. The Financial Statements present fairly the financial position of TelePath as at April 30, 1996.

               2.1.8 Books and Records. The books of account, minute books, stock record books and other records of TelePath, all of which have been made available to Telular, are complete and correct in all material respects.

               2.1.9  Absence of Material Change.  Except as set forth in
Schedule 2.1.9, since the date of the Financial Statements, and except as expressly reflected in the Interim Statements, there has not been in respect of
TelePath:

               (a) the incurrence of any debts, obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except debts, obligations and liabilities incurred in the ordinary course of business consistent with past practice;

               (b) any declaration, setting aside or payment of any dividend or distribution based on its shares, or any direct or indirect purchase, retirement, redemption or other acquisition of any of its shares or other securities or any obligation to do so;

               (c) any mortgage, pledge or lien or granting of a security interest in or other encumbrance on any of its assets, tangible or intangible, except for (i) those exceptions to title listed in Schedule 2.1.9, (ii) mechanics', carriers', workers' repairs, and other similar liens arising or incurred in the ordinary course of business which relate to obligations not yet due or delinquent, and (iii) liens on equipment or goods acquired or held in the ordinary course of business, incurred solely to secure purchase money financing for the equipment or goods ("Permitted Exceptions");

               (d) the sale, transfer, lease, license, abandonment or other disposition, other than in the ordinary course of business consistent with past practice, of any of its assets, tangible or intangible;

               (e) any damage, destruction or loss in its assets which, in the aggregate, exceeds Five Thousand Dollars ($5,000) (whether or not covered by insurance);

               (f) any transaction or transactions to which TelePath was a party having, individually or in the aggregate, a material adverse affect on the financial condition or operations of TelePath;

               (g) the issue or sale of any shares of stock or other securities or the granting of any options with respect thereto or any change in shares of its stock, whether by way of reclassification, stock split or otherwise;

               (h) any change in accounting practices or any change in depreciation or amortization policies or rates;

               (i) any cancellation of any debts owed or claims held by TelePath in excess of Five Thousand Dollars ($5,000) in the aggregate;

               (j) any grievance, dispute or organizational activity by any labor organization or by any employee or group(s) of employees;

               (k) any disposal or lapse of any intellectual property held by TelePath or used by TelePath which could have a material adverse affect on the financial condition or operations of TelePath;

               (l) any authorization of any capital expenditures which, individually, involve an excess of Twenty-Five Thousand Dollars ($25,000);

               (m) any loss of any customers or suppliers which, either individually or in the aggregate, could have a material adverse affect on the financial condition or operations of TelePath;

               (n) any agreement by TelePath to take any of the actions described in paragraphs (a) through (m) above.

               2.1.10 Title to Properties. TelePath has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records. None of such properties and assets is subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except (i) as expressly set forth in the April 30, 1996 Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof or (ii) for Permitted Exceptions. All of the properties and assets owned, leased or used by TelePath are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of TelePath and are directly related to the business of TelePath.

               2.1.11 Leases of Real and Personal Property. Schedule 2.1.11 sets forth a list of (a) all leases pursuant to which TelePath leases, as lessee, real property, (b) all leases pursuant to which TelePath leases, as lessor, real property and (c) all leases pursuant to which TelePath leases, as lessee, personal property for use in its business. Except as set forth on
Schedule 2.1.11, TelePath as to all leases (a) has performed all material obligations required to be performed by it to date and (b) is not in default or, to the knowledge of TelePath, alleged to be in default, in any material respect thereof. To the knowledge of TelePath, there exists no material default, or any event which upon the giving of notice or passage of time would give rise to any material default, in the performance of any obligation to be performed by any other party to any of such leases.

               2.1.12  Tax Matters and Payment of Debts.

                    2.1.12.1 TelePath has timely filed with the appropriate governmental agencies all tax returns required to be filed by it on or before the date hereof (including extensions). TelePath has timely paid the full amount of taxes, if any, shown to be due on such tax returns or that otherwise are due or claimed by any taxing authority to be due with respect to such tax returns. The foregoing tax returns are complete and correct in all material respects. Except as provided on Schedule 2.1.12, no deficiency for any taxes has been proposed, asserted, or assessed against TelePath, nor, to the knowledge of TelePath is there any reasonable basis therefor. There are no tax liens upon any property or assets of TelePath. Except as provided on Schedule 2.1.12, no requests for waivers of the time to assess any taxes are pending or have been granted. TelePath is not a party to any tax sharing or tax allocation agreement. Complete copies of all tax returns filed by TelePath prior to the date hereof have been made available to Telular.

                    2.1.12.2 Schedule 2.1.12 contains a complete and accurate list of all direct and indirect indebtedness of TelePath as of the date hereof (whether individual, joint, several or otherwise), excluding (a) current accounts payable and (b) any indebtedness to any person which, when aggregated with all other indebtedness of TelePath to such person and its affiliates, does not exceed Ten Thousand Dollars ($10,000). Schedule 2.1.12 also contains a complete and accurate list of all guaranties of TelePath (whether individual, joint, several or otherwise), identifying the parties, amounts and maturities. Except as set forth on Schedule 2.1.12, TelePath had no liability or other obligation that would normally be reflected or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles and that was not fully reflected or reserved against in the Interim Financial Statements. TelePath is current in its payment of debts.

               2.1.13 Compliance With Laws. TelePath is in compliance in all material respects with all applicable laws, ordinances, rules and regulations of any federal, state, provincial, local or foreign governmental authority. TelePath has not received any notification of any asserted present or past failure by TelePath to comply with such laws, rules and regulations.

               2.1.14 Environmental Matters. Except as disclosed in Schedule 2.1.14, all facilities owned, leased, used or operated by TelePath or any predecessor in interest have been, and continue to be, owned, leased, used and operated in compliance with all applicable environmental laws. TelePath has obtained and presently has in force, and Schedule 2.1.14 hereto identifies, all permits, licenses, registrations and other authorizations and approvals needed under all applicable environmental laws to maintain and occupy the real property used by TelePath to operate its business, and to dispose of all substances and materials used or owned by TelePath.

               2.1.15 Certain Contracts and Arrangements. Schedule 2.1.15 sets forth all contracts, agreements, instruments or arrangements, including all amendments thereto, whether written or oral, to which TelePath is a party or to which TelePath or its properties or assets are subject. Except as set forth in
Schedule 2.1.15, such contracts, agreements, instruments or arrangements constitute the legal, valid and binding obligations of TelePath, enforceable against TelePath in accordance with their respective terms. To the knowledge of TelePath, such contracts, agreements, instruments and arrangements constitute legal, valid and binding obligations of the other parties thereto, enforceable against such parties in accordance with their respective terms. Except as set forth in Schedule 2.1.15, neither TelePath nor, to the knowledge of TelePath, any other party thereto is in default under any of the aforesaid contracts or arrangements.

               2.1.16 Insurance. All material policies of fire, liability, workers' compensation and other forms of insurance maintained as of the date hereof by or on behalf of TelePath are listed and described in Schedule 2.1.16

(specifying the insurer, coverage and type of insurance). All such policies of insurance are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Such insurance is reasonably believed by TelePath to be adequate for the conduct of the business of TelePath.

               2.1.17 Employment Matters. Schedule 2.1.17 contains a complete and accurate list of each officer, director or consultant of TelePath and of each employee of TelePath (including anyone on leave of absence or layoff status), specifying for each: name; job title; existence and date of any employment or other agreement with TelePath, whether oral or written; current compensation paid or payable by TelePath and showing any change in compensation since January 1, 1996, and vacation accrued and entitlement. No full time officer or employee of TelePath is subject to any agreement, arrangement or understanding with any person that in any way restricts or limits the scope or type of work in which the officer or employee may be engaged by TelePath or requires the employee or officer to transfer, assign or disclose any intellectual property to any person other than TelePath. Each of the employees identified by an asterisk on Schedule 2.1.17 has entered into an agreement with TelePath, in substantially the form presented by TelePath to Telular prior to the date hereof, providing protection to TelePath with respect to (i) ownership of intellectual property created by such employee in the course of employment by TelePath, (ii) protection of confidential or proprietary information of TelePath to which such employee may have access, and (iii) competition with TelePath for a period of at least one year after termination of such employee's employment with TelePath.

          Except as set forth in Schedule 2.1.17:

     (a) there are no outstanding collective bargaining agreements or any written or oral employment, personal service or consulting agreements with any employee or consultant, past or present, of TelePath;

     (b) TelePath, to the extent required under applicable law, has in all material respects paid in full to or for all employees all wages, salaries, bonuses, commissions, holiday, sickness and vacation pay, and other direct compensation for all services performed by them, including severance and termination benefits due and payable as of the date hereof;

     (c) TelePath is in compliance in all material respects with all applicable federal, state, provincial, foreign, municipal and local laws, statutes, ordinances, rules, notices, orders and regulations respecting employment and employment practices or dealing with such things as occupational safety and health, wages and overtime pay, hours of employment, unfair labor practices and employment discrimination and other terms and conditions of employment;

     (d) there is no labor strike, slowdown, work stoppage or other job action pending or, to the knowledge of TelePath, threatened against or involving TelePath;

     (e) no workers' compensation case or claim is pending or, to the knowledge of TelePath, threatened against TelePath;

     (f) TelePath has no agreements or contracts nor has it conducted any negotiations with any trade union, council of trade unions, labor organization, employee bargaining agency or affiliated bargaining agent, nor do any of the foregoing hold any bargaining rights with respect to any employees of TelePath that are not currently subject to a collective bargaining agreement;

     (g) TelePath is not a party to any pending labor arbitrations, applications or complaints before any administrative agency or tribunal;

     (h) there are no charges of unfair labor practices, charges of employment discrimination, or charges of violations of occupational safety and health laws or wage and hour laws or laws regulating any other term or condition of employment pending before any federal, state, local, provincial or foreign agency or tribunal, or, to the knowledge of TelePath threatened against TelePath, nor, to the knowledge of TelePath, is there any credible charge that is probable of assertion; and

     (i) to the knowledge of TelePath, the consummation of the transactions contemplated by this Agreement will not (a) entitle any current or former director, officer, employee or agent of TelePath to any severance pay, unemployment compensation or other payment, or (b) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to, any such director, officer, employee or consultant, whether under any contract, agreement, arrangement or otherwise.

               2.1.18  Plans.

                    2.1.18.1 Except as set forth on Schedule 2.1.18, TelePath does not contribute, make payments or pay benefits to, or have any liability whatsoever under, any employee pension benefit plan, as such term is defined in
Section 3(2) of ERISA, any "multiemployer benefit plan" as such term is defined in Section 4001(a)(3) of ERISA, and any employee pension, retirement, profit-sharing, savings, deferred compensation, stock option, incentive award, stock bonus, severance pay (whether or not written), fringe benefit or similar plan (collectively, "Pension Plan"). Set forth on Schedule 2.1.18 is a complete and correct list of all employee welfare benefit plans as such term is defined in Section 3(1) of ERISA, any "multiple-employer welfare arrangement" as such term is defined in Section 3(40) of ERISA, and any employee medical, vision, dental or other health plan of a life insurance, disability, or other similar employee benefit plan ("Welfare Plan") to which TelePath contributes or under which TelePath makes payments or pays benefits or has any liability whatsoever. TelePath has not made or entered into any plan or commitment, whether legally binding or not, to create any additional employee benefit plan, program, agreement or arrangement, or to modify or change any existing employee benefit plan, program, agreement or arrangement, that would affect any employee or terminated employee of TelePath. With respect to the Welfare Plans listed on
Schedule 2.1.18 (the "Existing Plans"), TelePath, the Existing Plans, and the fiduciaries of the Existing Plans have complied in all material respects with all of the applicable requirements of federal, state and local, law, including, but not limited to, ERISA, the United States Internal Revenue Code of 1986, as amended, the United States Age Discrimination in Employment Act, as amended, the Medicare secondary payer requirements, and any other applicable laws governing age discrimination, insurance or employee benefits. The Existing Plans do not have any unfunded liabilities, and TelePath does not have any unfunded liabilities with respect to the Existing Plans. There are no outstanding legal actions with respect to the Existing Plans, and TelePath is not aware of any legal actions that are contemplated with respect to the Existing Plans.

TelePath has made true and correct copies of the Existing Plans available to Telular.

                    2.1.18.2 Neither TelePath nor any Existing Plan has any obligation to provide any type of life, medical, dental, disability, long-term care or other benefit to retirees, former employees, former directors or former independent contractors. TelePath has not made, nor will it be obligated to make, to any current or former director or employee, any payment in the form of wages or other compensation as a consequence, in whole or in part, of this Agreement or of any change in the ownership or effective control of TelePath.

               2.1.19 Accounts and Notes Receivable. All of the accounts and notes receivable reflected in TelePath's balance sheet as of April 30, 1996 or which have arisen since such date, arose in the ordinary and usual course of business, represent valid obligations to TelePath, in each case in the aggregate amounts thereof recorded on the books of TelePath.

               2.1.20 Receipt of Telular Information. TelePath has received and reviewed copies of Telular's annual report on Securities and Exchange Commission ("SEC") Form 10-K for the fiscal year ended September 30, 1995, Telular's proxy statement for its January 1996 annual meeting, and Telular's quarterly reports on SEC Form 10-Q for the periods ended December 31, 1995, and March 31, 1996, together with a disclosure document provided by Telular and entitled "Risk Factors" (collectively, the "Telular Information").

               2.1.21 Full Disclosure. The representations and warranties made by TelePath in this Agreement (including Sections 2.1, 2.2 and 2.3), and the information contained in all exhibits, schedules, lists, certificates, financial statements and other documents and information furnished or to be furnished by TelePath pursuant hereto, collectively, when read together, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements contained or to be contained herein or therein, not false or misleading.

               2.2 Representations and Warranties of Telular. In order to induce TelePath to enter into this Agreement and to consummate the transactions contemplated hereby, Telular represents and warrants to TelePath, as of the date hereof and again at and as of each Closing Date, as follows:

               2.2.1 Organization and Corporate Power. Telular is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Telular has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the businesses which are currently conducted by it. The copies of the Certificate of Incorporation and By-laws of Telular, as amended to date, which have been made available to TelePath, are correct and complete.

               2.2.2 Authorization of Telular. Telular has all requisite corporate power, authority and capacity to enter into this Agreement and any other agreements required to be entered into by it hereby, and Telular has the requisite power, authority and capacity to take, perform and execute all proceedings, acts and instruments required by it to consummate the purchase of the Purchased Shares and to fulfill its obligations under this Agreement and any other agreements contemplated hereby. The execution and delivery by Telular of this Agreement and any other agreements, documents and instruments to be executed and delivered by Telular pursuant hereto, and the consummation by Telular of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Telular, and no other corporate proceedings on the part of Telular are necessary under any provision of law to authorize the execution and delivery by Telular of this Agreement and any other agreements, documents and instruments to be executed and delivered by Telular pursuant hereto or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Telular. This Agreement and any agreement, document and instrument to be executed and delivered by Telular pursuant to this Agreement constitute the valid and binding agreements of Telular, enforceable against Telular in accordance with their respective terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses or to the discretion of the court before which any proceeding therefor may be brought.

               2.2.3 Consents and Approvals; No Violations. The execution and delivery by Telular of this Agreement and the agreements, documents and instruments to be executed and delivered by Telular pursuant hereto and the consummation by Telular of the transactions contemplated hereby will not (a) violate or conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Telular; (b) violate or conflict with any order, injunction, decree, statute, rule, ordinance or regulation applicable to Telular or by which its properties or assets may be bound; (c) except as set forth on Schedule 2.2.3 require any filing with, or permit, consent or approval of, any public governmental or regulatory body, agency or authority, labor organization or private person; or (d) result in a violation or breach of, or constitute, or with giving of notice or lapse of time or both constitute, a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement, collective bargaining agreement, instrument or other arrangement to which Telular is a party or by which any of them or any of its properties or assets may be bound.

               2.2.4 Proceedings. There is no proceeding pending or, to the knowledge of Telular, threatened against Telular of any kind which questions or challenges the validity of this Agreement or that, if adversely determined, would materially adversely affect the ability of Telular to perform its obligations hereunder. Telular is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, excluding such defaults which would not have a material adverse affect on the ability of Telular to perform its obligations hereunder.

               2.2.5 Acquisition of the Purchased Shares. Telular is acquiring the Purchased Shares for investment purposes only and not with a view to the distribution thereof or with any present intention of distributing or reselling such Purchased Shares, and Telular will not sell or offer to sell or otherwise transfer such Purchased Shares in violation of the Securities Act or any other federal, state or other securities law.

               2.2.6 Share Restrictions. Telular understands that because the Purchased Shares which it is purchasing have not been registered under the Securities Act or any other applicable securities laws it cannot dispose of any or all of the Purchased Shares unless such Purchased Shares are subsequently registered under the Securities Act or other applicable securities laws or exemptions from such registration are available. Telular understands that each certificate representing the Purchased Shares will bear the following legend or one substantially similar thereto:

            The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or any other applicable securities laws. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under applicable securities laws or an opinion of counsel satisfactory to the corporation that registration is not required under such laws.

               2.2.7 Full Disclosure. The representations and warranties made by Telular in this Agreement, and the information contained in the Telular Information, collectively, when taken together, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements contained or to be contained herein or therein, not false or misleading.

               2.2.8 Telular Shares. The shares of Telular Stock to be issued to TelePath pursuant to Section 1.2.1, 1.2.2 and 1.2.3 (the "Telular Shares") will be duly and validly issued, fully paid and nonassessable, and will be owned beneficially and of record by Telular, free and clear of all Liens. Upon delivery of certificates for the Telular Shares, pursuant to the terms of this Agreement, TelePath will hold valid and marketable title to the Telular Shares, free and clear of all Liens (other than Liens created by TelePath).

          2.3 Survival of Representations and Warranties. Except as set forth in the last sentence of this Section 2.3 the representations and warranties of the Parties contained in this Agreement and in any document or certificate given pursuant hereto shall survive each Closing Date and continue until the third anniversary of the Third Closing Date. Any right of indemnification pursuant to
Article VIII with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached (the "Termination Date"), unless on or prior to the Termination Date a Claim Notice (as hereinafter defined) has been made to the party from whom indemnification is sought. Provided that a Claim Notice is timely made, the right to indemnification may continue to be asserted beyond the Termination Date of the representation and warranty to which such Claim Notice relates. As used in this Agreement, a "Claim Notice" means a written notice asserting a breach of a representation or warranty specified in this Agreement which reasonably sets forth, in light of the information then known to the party giving such notice, a description of, and estimate (if it is then reasonable to make an estimate) of the amount involved in, such breach. Notwithstanding anything in this Section 2.3 to the contrary, the representations and warranties made by TelePath pursuant to
Section 2.1.11 shall survive for a period coterminous with any applicable statute of limitations, and the representations and warranties made by TelePath pursuant to Section 2.1.6 and the representations and warranties made by Telular pursuant to Section 2.2.8 shall survive indefinitely.


                                  ARTICLE III

                            COVENANTS OF THE PARTIES

          3.1 Conduct of Business. Unless otherwise consented to by Telular in writing, TelePath:

               (a) until December 31, 1997, and thereafter for so long as Telular shall own at least thirty-five percent (35%) of the issued and outstanding TelePath Shares, shall not, without the approval of the Board of Directors of TelePath: (i) permit or allow, or agree to permit or allow, any of its property or assets to be mortgaged, pledged or subjected to any lien or encumbrance of any nature whatsoever except for Permitted Exceptions, provided, however, that Telular shall use its best efforts to cause the Board of Directors of TelePath to approve a pledge or sale of Telular Shares when and as approved by the directors of TelePath not nominated by Telular, acting in good faith and in the best interests of TelePath; (ii) sell, transfer, lease, license, abandon or dispose of any of its properties or assets, or agree to do any of the foregoing, except in the ordinary course of business; (iii) borrow any money or incur or guarantee any debt for borrowed money, or agree to do any of the foregoing, except for borrowings incurred in the ordinary course of business; (iv) enter into or amend, or agree to enter into or amend, any employment agreement or severance agreement with any officer of TelePath; or (vi) make any change in any of its present accounting methods or practices, except as may be required for compliance with GAAP;

               (b) shall, until December 31, 1998, and thereafter for so long as Telular shall own at least twenty-five percent (25%) of the issued and outstanding TelePath Shares, not issue or sell, or agree to issue or sell, any shares of its capital stock or issue or sell, or agree to issue or sell, any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock, unless it has, within 90 days prior to such issuance of sale, offered to issue and sell to Telular such stock or other securities or instruments, upon terms and conditions not less favorable to Telular than those offered to any other purchaser or recipient;

               (c) shall not at any time before December 31, 1998, (i) effect, or agree to effect, any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; or (ii) declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of its capital stock or redeem, purchase or otherwise acquire, or agree to redeem, purchase or otherwise acquire, any of its capital stock;

               (d) until December 31, 1998, and thereafter for so long as Telular shall own at least thirty-five percent (35%) of the issued and outstanding TelePath Shares, shall not, without the prior approval of the Board of Directors of TelePath, make, or agree to make, any capital expenditure or acquire, or agree to acquire, any fixed assets in excess of Fifty Thousand Dollars ($50,000), in the aggregate, other than pursuant to binding commitments made prior to the date hereof;

               (e) until December 31, 1998, and thereafter for so long as Telular shall own at least thirty-five percent (35%) of the issued and outstanding TelePath Shares, shall not, except for advances for travel and similar expenses in the ordinary course of business, lend or advance, or agree to lend or advance, any sum of money to any officer or director of TelePath;

               (f) shall not, at any time before December 31, 1998, (i) amend its Certificate of Incorporation or By-Laws, or (ii) dissolve or liquidate itself or acquire, merge or consolidate with or into any other corporation or entity;

               (g) shall not, at any time before December 31, 1998, directly or indirectly purchase or otherwise acquire, hold or invest in the securities of any person other than Telular, or enter into any partnership, joint venture or other equity investment in any person other than Telular, or agree to do so;

               (h) shall not, at any time before December 31, 1998, sell, or agree to sell, any TelePath Stock or any options, warrants, securities convertible into, or other rights to receive or obtain any TelePath Stock; and

               (i) shall maintain its status as a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation.

          3.2 Public Announcements. The Parties agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation with, and the approval of, the other parties hereto, except as may be required by law.

          3.3 Confidentiality. Each party hereby covenants and agrees with the other party that such party (for purposes of this Section 3.3 only, a "Disclosing Party") and its affiliates, directors, officers, agents, employees, stockholders and other representatives shall not, without the prior written consent of the other party, disclose Confidential Information to any person, unless in the written opinion of counsel to the Disclosing Party disclosure is required to be made by law. In the event that the Disclosing Party or any of the Disclosing Party's affiliates shall be requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information or other similar process to disclose any Confidential Information (collectively an "Inquiry"), the Disclosing Party shall provide the other party with prompt notice of such Inquiry in order that such other party may seek a protective order or take any other action such other party may deem appropriate. The Disclosing Party shall be free to comply with such Inquiry without incurring any liability hereunder unless prior to the deadline for responding to such Inquiry the other party (acting at its sole cost and expense) shall have obtained an order, decision, or determination by a competent authority enjoining, quashing, staying, withdrawing or otherwise rendering ineffective such Inquiry. The obliga-tions of each party under this Section shall survive the date hereof and shall remain in effect for so long as Confidential Information shall exist. Each party acknowledges that money damages alone may not provide adequate relief to the other party or the affiliates of such other party if Confidential Information were to be disclosed in violation of this Section. For purposes of this Section only, "Confidential Information" shall mean knowledge relating to or concerning the assets, business, creditors, customers, data, employees, financial condition or affairs, intellectual property, methods, operations, suppliers and systems of any company, but shall not include information that:

               (a) is or hereafter becomes available to the public through no breach of this Agreement by a Disclosing Party or its affiliates; or

               (b) was or becomes available to a third party, on a non-confidential basis, prior to any disclosure thereof on or after the date hereof by a Disclosing Party or its affiliates in violation of this Section.

          3.4 Access to Retained Books and Records. From and after the date hereof and until the earlier of (i) the date on which Telular no longer holds at least twenty percent (20%) of the issued and outstanding TelePath Shares, and
(ii) December 31, 1998, at all reasonable times and as often as Telular reasonably may request, TelePath shall, and shall cause each of its affiliates to, permit Telular (and its accountants, other representatives or attorneys), to have reasonable access to all books, records and other factual information retained by TelePath as Telular may reasonably require, and to make copies and excerpts from them and to discuss them with TelePath's officers and employees. TelePath acknowledges that all retained books, records and information with respect to TelePath constitute confidential information and may be disposed of only by destruction or delivery to Telular. In the event TelePath proposes to destroy any portion of the retained books, records and information: (i) TelePath shall give Telular written notice thereof; (ii) Telular shall have a period of thirty (30) days after receipt of such notice during which it may elect (by written notice to TelePath) to pick up such portion at its cost and expense; and (iii) if Telular fails to make such election within that thirty
(30) day period, TelePath may destroy the portion of such retained books, records and information described in its notice to Telular.

          3.5 Work For Hire Arrangements. TelePath agrees to use its best efforts so that, as soon as is practicable following the date hereof, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any of intellectual property for TelePath (including computer program code and software programs, whether in source or object code, program documentation and all technical and descriptive materials relating to the acquisition, design, development, use or maintenance thereof) execute appropriate instruments of assignment in favor of its as assignee that convey to TelePath any rights which such persons may have in and to any such intellectual property. In addition, TelePath agrees to use its best efforts to cause all personnel of TelePath, including employees, agents, consultants and contractors, to enter into "work-for hire" agreements with TelePath, in accordance with applicable law, that accord TelePath full, effective, exclusive and original ownership of all tangible and intangible property arising during the course of and in connection with such person's relationship with TelePath.

          3.6 Provision of Telular Documents. Between the date hereof and the Third Closing Date, Telular shall provide to TelePath (i) promptly after submission to the SEC, a copy of each report of Telular on SEC Form 10-K, 10-Q or 8-K (exclusive of exhibits unless specifically requested by TelePath), and
(ii) without prejudice to the provisions of Section 3.2 of this Agreement, promptly after release, a copy of each press release issued by Telular and relating to TelePath.

          3.7 Use of Proceeds. TelePath shall use the proceeds from the sale of the Purchased Shares, including the proceeds of any Telular Stock subsequently sold by TelePath, solely for the purpose of developing the Transceiver Technology (as such term is defined in Section 6.5.1) in support of Telular product requirements in accordance with Section 6.1 and for general working capital purposes.

                                   ARTICLE IV

                    REGISTRATION AND SALE OF TELULAR STOCK.

          4.1. Registration. Within 30 days after each Closing Date and at Telular's expense, Telular shall file with the SEC a registration statement for the resale by TelePath of the Telular Stock issued to it at such Closing (a "Registration Statement"). Telular shall use its best efforts to cause each Registration Statement to become effective within 90 days after the date upon which it is filed with the

SEC, and to remain in effect thereafter until the earlier of (i) the second anniversary of the date upon which it becomes effective and (ii) the sale by TelePath of all of the Telular Stock covered thereby.

          4.2 Notification. Telular shall immediately notify TelePath (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of 1933 (the "Securities Act"), (ii) of the receipt by Telular of any notification with respect to the suspension of the qualification of the Telular Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iii) of the happening of any event which comes to Telular's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in each such case, Telular will promptly prepare and furnish to TelePath a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Telular Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          4.3 Suspension of Sales. Upon receipt of any notice from Telular of the happening of any event of the kind described in Section 4.2, TelePath shall forthwith discontinue disposition of Telular Stock pursuant to any Registration Statement until TelePath's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.2, and, if so directed by Telular, TelePath shall deliver to Telular (at Telular's expense) all copies, other than permanent file copies, then in TelePath's possession, of the prospectus covering such Telular Stock current at the time of receipt of such notice. In the event Telular shall give any such notice, the period mentioned in Section 4.2 shall be extended by the greater of (i) one month or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4.2 to and including the date when TelePath shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.2.

          4.4 Inspection. Telular shall make available for inspection by TelePath in connection with its sale of any Telular Stock, by any underwriter participating in any disposition pursuant to such registration statement and amendment thereto, and by any attorney, accountant or other agent retained by TelePath or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Telular and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Telular and its subsidiaries to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement and amendments thereto.

          4.5 Provision of Information. Promptly prior to the filing of any document which is to be incorporated by reference into any Registration Statement or the prospectus included therein (after initial filing of such Registration Statement), Telular shall provide copies of such document to counsel to TelePath and to its managing underwriters, if any, make Telular's representatives available for discussion of such document.

          4.6 Disclosure by TelePath. It shall be a condition precedent to the obligation of Telular to take any action pursuant to this Article IV that TelePath shall furnish to Telular such information regarding the securities held by TelePath and the intended method of disposition thereof as Telular shall reasonably request and as shall be required in connection with the action taken by Telular.

          4.6 Indemnification.

           (a) Indemnification by Telular. With respect to any Registration Statement filed by Telular pursuant to Section 4.1 hereof, Telular will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, TelePath and each other person, if any, who controls, is controlled by or is under common control with TelePath within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act of 1934, as amended (the "Exchange Act") (for purposes of this Section 4.6(a), an "Indemnified Person"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Telular's consent) to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in such Registration Statement, any preliminary, final or summary prospectus combined therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by Telular of any federal, state or common law rule or regulation applicable to Telular and relating to action required of or inaction by Telular in connection with any such registration, and, in each case, Telular will reimburse such Indemnified Person for any reasonable legal or any other expenses reasonably incurred by him, her or it in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that Telular shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Telular through an instrument duly executed by such Indemnified Person specifically stating that it is for inclusion therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such securities by such Indemnified Person.

          (b) Indemnification by TelePath. Telular may require, as a condition to including any Telular Stock owned by TelePath in any Registration Statement, that Telular shall have received an undertaking reasonably satisfactory to it from TelePath, each other person registering Telular securities pursuant to such Registration Statement or any underwriter or selling agent, to severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 4.6) Telular and its directors, officers, controlling persons, any underwriter or selling agent and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons (for purposes of this Section 4.6(b), "Indemnified Persons") but only with respect to (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to Telular or its representatives through an instrument duly executed by or on behalf of such Holder, other selling person or underwriter or selling agent specifically stating that it is for inclusion therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of such securities by such indemnifying party; provided, however, that no such indemnifying party shall be liable under this
Section 4.6(b) for any amounts exceeding the product of the purchase price per share and the number of shares of Telular Stock being sold pursuant to such registration statement or prospectus by such indemnifying party.

          (c)  Third Party Claims; No Limitations.  The provisions of Section
8.2 of this Agreement shall apply, and the provisions of Section 8.3 of this Agreement shall not apply, in respect of indemnification pursuant to this
Section 4.6.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

          5.1 Conditions Precedent to Telular's Obligations. Telular's obligations to purchase and pay for Purchased Shares at each Closing and to consummate the transactions contemplated by this Agreement at such Closing are subject to the fulfillment simultaneously with or prior to such Closing of each of the following conditions (each of which is hereby acknowledged to be for the exclusive benefit of Telular and may be waived by it in whole or in part):

               (a) Representations and Warranties. The representations and warranties made by TelePath in this Agreement and in any other agreement, instrument or certificate delivered pursuant hereto, shall be true, in all material respects, as of the date hereof and at and as of such Closing Date as though such representations and warranties were made at and as of such Closing Date (except that any representation or warranty which is stated herein to be true only as of a specified date shall be true and correct in all material respects as of such specified date and giving effect, in the case of the Second Closing and the Third Closing, to any substitute schedules provided by TelePath to Telular at least five business days prior to such Closing).

               (b) Performance. TelePath shall have performed and complied, in all material respects, with all agreements, obligations, covenants, terms and conditions required by this Agreement to be so performed or complied with by them at or prior to such Closing.

               (c) Deliveries. TelePath shall have executed and/or delivered to Telular, as applicable, each of the agreements or other documents required to be executed and/or delivered by it at or prior to such Closing pursuant to Section 1.4.

               (d) NASDAQ Listing. The Telular Shares to be issued pursuant hereto shall have been approved by NASDAQ for listing.

               (e) Registration Rights. The Registration Rights Agreement shall be in force and effect.

               (f) Shareholders Agreement. Each stockholder of TelePath other than Telular shall have entered into a Shareholders Agreement with Telular in the form of Exhibit B hereto (the "Shareholders' Agreement"), and the Shareholders' Agreement shall be in full force and effect.

               (g) No Injunction. There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining consummation of the transactions contemplated by this Agreement.

               (h) No Government Proceeding or Litigation. There shall not be any proceeding instituted, pending or threatened which seeks to enjoin, otherwise prevent consummation of, or modify the transactions contemplated by this Agreement, which seeks material damages in connection with any of such transactions or which, in the reasonable judgment of Telular, may have a material adverse effect on TelePath.

          5.2 Conditions Precedent to TelePath's Obligations. The obligations of TelePath to sell the Purchased Shares to Telular and to consummate the transactions contemplated by this Agreement are subject to the fulfillment simultaneously with or prior to Closing of each of the following conditions (each of which is hereby acknowledged to be for the exclusive benefit of TelePath and may be waived by them in whole or in part):

               (a) Representations and Warranties. The representations and warranties made by Telular in this Agreement and in any other agreement, instrument or certificate delivered by such parties pursuant hereto, shall be true, in all material respects, when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing (except that any representation or warranty which is stated herein to be true only as of a specific date shall be true and correct in all material respects as of such specified date).

               (b) Performance. Telular shall have performed and complied, in all material respects, with all agreements, obligations, covenants, terms and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

               (c) Deliveries. Telular shall have executed and/or delivered to TelePath each of the agreements or other documents required to be executed and/or delivered by it pursuant to Section 1.4.

               (d) NASDAQ Listing. The Telular Shares to be issued pursuant hereto shall have been approved by NASDAQ for listing.

               (e) No Injunction. There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining consummation of the transactions contemplated by this Agreement.

               (f) No Government Proceeding or Litigation. There shall not be any proceeding instituted, pending or threatened which seeks to enjoin, otherwise prevent consummation of or modify the transactions contemplated by this Agreement, which seeks material damages in connection with any of such transactions or which in the reasonable judgment of TelePath may have a material adverse effect on Telular.

                                   ARTICLE VI

                            COMMERCIAL RELATIONSHIP

          6.1 Product Development. Simultaneously herewith, Telular is delivering to TelePath, and TelePath hereby accepts, purchase orders for the product development programs set forth on Schedule 6.1 hereto, to be produced and delivered on the timetable set forth therein. Schedule 6.1 also sets forth ground rules for fixed terminal design specifications.

          6.2 Compensation for Product Development. Compensation for product development pursuant to Section 6.1 ("Product Development") shall be as set forth on Schedule 6.1, and shall be payable upon completion of milestones agreed to by the parties at the time of purchase order. Milestones for the product development programs are attached to Schedule 6.1. For each full month prior to the specified end date that the type acceptance milestone for that product is reached, Telular shall pay to TelePath a bonus equal to 2.5% of the purchase price for the applicable purchase order, up to a maximum bonus of 7.5%. For each full month after the specified end date that a product shall not have met a type acceptance milestone, the amount payable by Telular to TelePath shall be reduced by a late delivery penalty equal to 2.5% of the purchase price for the applicable purchase order, up to a maximum penalty of 7.5%. For purposes of this Section 6.2, the timetable for deliveries shall be extended by any period of Excusable Delay (as defined in Section 6.13). All amounts owed by Telular under this
Section 6.2 shall be due and payable within 30 days after invoice therefor by TelePath, accompanied by certification by TelePath that the applicable milestone has been completed.

          6.3 Development Costs. TelePath shall pay and be responsible for all Product Development, including without limitation costs for development of circuits, software, printed circuit boards, and custom test fixtures; development of test methodologies and implementations; employment and overhead costs for personnel engaged in development activities, and standard international type approvals as required by the product design specifications. Telular shall pay and be responsible for all costs of industrial designs, the development of plastic housings, tooling, and non-standard type approvals or certifications. Telular shall pay for and be responsible for obtaining all necessary product safety certifications. Telular shall perform at its expense any field testing that may be required.

          6.4  Termination of Development Work.

               6.4.1 Termination by Telular. Telular may terminate any or all Product Development work at any time upon 30 days written notice to TelePath. In the event that Telular terminates such work by reason of TelePath's failure to meet a milestone for such work for a period of more than 90 days (excluding any days of Excusable Delay resulting from a failure by Telular to meet its obligations and up to 90 days of other Excusable Delay), Telular shall have no liability to TelePath by reason of such termination. In the event of termination for any other reason, Telular shall pay to TelePath an amount equal to 50% of the remaining obligations of Telular for the terminated work (assuming no early delivery premium or late delivery penalty). In lieu of making such payment, Telular shall have the right to substitute, within 30 days after notice of termination, a purchase order for other product development work of value at least substantially equivalent to the remaining obligations of Telular for the terminated work.

               6.4.2 Termination by TelePath. TelePath may terminate any or all Product Development work at any time in the event that Telular fails to pay when due any obligation hereunder (other than amounts being disputed in good faith), provided that such failure continues for 30 days after notice by TelePath to Telular thereof. Upon such termination, Telular shall pay to TelePath an amount equal to 50% of the remaining obligations of Telular for the terminated work (assuming no early delivery premium or late delivery penalty). In the event that TelePath is unable to meet a milestone for its Product Development work for a period of more than 90 days resulting from a failure by Telular to meet its obligations under this Agreement (after giving effect to not more than 90 days Excusable Delay on the part of Telular), TelePath may terminate any or all of such Product Development work, and neither Telular nor TelePath shall have any liability to the other by reason of such termination.


          6.5  Ownership and License of Transceiver Technology.

          6.5.1 Transceiver Technology. [X] of the [X] technology to be developed [X] pursuant hereto, [X] (the "Transceiver Technology"). [X], at its cost and expense when and as reasonably requested [X] execute such documents and instruments and take such other actions as may be necessary or desirable in order to confer and confirm [X] such ownership rights. [X] shall retain, and [X] shall have no rights in or to, the [X] or any improvements or enhancements thereto or progeny thereof.

               6.5.2 License. [X] hereby grants [X] an [X] liscense in and to the Transceiver Technology, [X]. [X] all rights to [X] not have the right to [X] other than to [X], except for (i) [X] and (ii) [X]

          [X] ("Permitted Purposes"), without the consent [X] . [X] not enter into any [X] the Transceiver Technology, except for Permitted Purposes, without the prior written consent [X] which shall not be unreasonably withheld or delayed; provided, however, that under no circumstances shall it be deemed unreasonable [X] to withhold consent to a sublicense that would conflict with contractual obligations of [X] not inconsistent with [X] other obligations hereunder.

          6.6 Transceiver Technology Royalties. [X] shall pay [X] royalty, at a rate equal to the percentage that is applicable as specified below, upon all [X] derived from [X] beginning on [X]. Royalties shall be payable [X] on a quarterly basis, and shall be accompanied by a statement of [X] and of the basis for calculation of the royalties. [X] have the right, upon reasonable request and notice, to review the books and records of [X] relating such sales in order to verify [X] royalty calculations. [X] not be entitled to royalties under this Section 6.6 upon [X] or [X]. The applicable royalty rates referred to above shall be as follows:


     [X] products (or successors):  [X]

     [X] (or successors):           [X]

          6.7  Ownership Terminal Product Designs.

          6.7.1 Terminal Product Designs. The [X] including all improvements and enhancements thereto and progeny thereof (the "Terminal Product Designs") shall be [X] and, whether or not the Terminal Product Designs are [X] of the Terminal Product Designs. [X], at its cost and expense when and as reasonably requested [X] execute such documents and instruments and take such other actions as may be necessary or desirable in order to confer and confirm [X] such ownership rights. Without limitation of the foregoing, if [X] to obtain patent or other protection for the Terminal Product Designs, [X] provide [X] all cooperation reasonably requested [X] in order to obtain such protection.

               6.7.2 Other Interface Products. TelePath acknowledges that Telular shall have exclusive rights to design, manufacture and sell wireless local loop subscriber terminals, and shall not, directly or indirectly, design, manufacture or sell such terminals to, with or for any person other than Telular.

               6.7.3 Termination. Upon termination of any purchase order by Telular pursuant to Section 6.4.1 and payment by Telular of all sums due from Telular pursuant to such Section or presentation by Telular of a substitute purchase order as provided in such Section, [X] to such purchase order as of that date.

          6.8 Intellectual Property Representations and Warranties. [X] represents that the Transceiver Technology and the Terminal Product
Designs (collectively, the "Intellectual Property") are and will be, except as otherwise provided herein, [X] the use thereof [X] in accordance with the terms hereof do not violate any copyright, trademark, trade secret or patent right held by any other person or entity.

          6.9 Specifications. The Terminal Product Designs shall meet the reasonable product specifications provided by Telular, consistent with pricing quotations to Telular, and accepted by TelePath in accordance with the timeline specified on Schedule 6.9 hereof, unless the parties agree to a longer period of time for submission or acceptance, and such acceptance shall not be unreasonably withheld.

          6.10 Design Warranty. TelePath warrants to Telular that each Terminal Product Design will be free from design defects for the period commencing with type approval for each such design.

          6.11 Intellectual Property Indemnification. TelePath shall indemnify and hold Telular harmless from and against any loss, liability or damage, including without limitation attorneys' fees and legal costs, arising out of any claim, suit or action based on a claim that the Intellectual Property infringes on a patent, copyright, trademark, trade secret or other intellectual property right. Such indemnification shall be provided subject to and in accordance with the provisions of Section 8.2 hereof, but shall not be subject to the time limitations set forth in Section 2.3 or 8.3(a). TelePath shall not be required to defend or pay the costs and damages if the infringement claim is based on the use or modification of the Intellectual Property beyond that provided for in the product specifications.

          6.12 Right of First Refusal on Subsequent Product Design. In the event that, between the date of this Agreement and the fifth anniversary thereof, Telular wishes to obtain product design work from a third-party, and in Telular's reasonable judgment TelePath is then capable of providing such product design work of quality equivalent to work that is otherwise commercially available, Telular shall, before obtaining such work from a third party, provide TelePath with an opportunity to offer to provide such work upon terms of conditions not less favorable to TelePath than those specified by such third party.

          6.13 Excusable Delay. "Excusable Delay" by a party shall mean a delay caused by an act of God, earthquake, war, insurrection, riot, fire, flood, epidemic, quarantine restriction, freight embargo, strike, walkout or work stoppage, delay in transportation, energy shortage, material shortage, enactment or institution of any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or failure by the other party (whether or not attributable to Excusable Delay on the part of such other party) to timely perform any of its obligations under this Agreement, including its delivery obligations for the product development programs in each case if beyond the reasonable control and without fault or negligence by the party claiming delay hereunder, provided that written notice thereof is given to the other party within ten (10) business days after such event occurs. Delay by a party's vendors in performing their obligations to such party shall not constitute Excusable Delay by such party unless the vendors delay is attributable to factors that would otherwise constitute Excusable Delay.

                                  ARTICLE VII

                                  TERMINATION

          7.1 Termination. This agreement may be terminated by a party hereto (the "Terminating Party") at any time prior to the First Closing Date:

               (a) by mutual written consent of each of the parties hereto;

               (b) by Telular or by TelePath if the First Closing has not occurred on or before June 28, 1996, provided that the Terminating Party is not in breach of its obligations hereunder.

          7.2 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1(b), written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein:

               (a) upon request therefor, each party shall redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

               (b) all information received by a party hereto with respect to the business of any other party or its affiliates (other than information which (i) was already in the party's possession at the time of disclosure to it, (ii) is a matter of public knowledge, (iii) has been or is hereafter published other than through such party, (iv) is lawfully obtained by the party from a third person not subject to restrictions of confidentiality, or (v) is independently developed, discovered or arrived at by the party without use of, or reference to, information disclosed hereunder) shall not at any time be used for the advantage of such party to the detriment of the party furnishing such information, and each party shall use its best efforts to prevent the disclosure thereof to third persons except as may be required by law; and

               (c) no party hereto shall have any liability or further obligation to the other parties pursuant to this Agreement except as stated in this Article VII and in Sections 3.2, 3.3, 3.4, 9.1 and 9.3 relating to confidentiality and expenses and except that nothing herein shall relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein which occurred prior to the termination.

                                  ARTICLE VIII

                                INDEMNIFICATION

          8.1  Indemnification for Breaches of Warranty, etc.

               8.1.1 TelePath shall indemnify and save harmless Telular and its affiliates, beneficiaries, successors, subsidiaries, directors, officers, employees, agents and representatives (such parties shall be collectively referred to herein as the "Telular Indemnified Parties"), effective as of and from the First Closing Date, from and against any claims, demands, actions, causes of action, damages, losses, costs, liabilities or expenses (including, without limitation, the disbursements, expenses and reasonable fees of its attorneys) (hereinafter in this Article VIII called "Claims") which may be made or brought against an Telular Indemnified Party, or which it may suffer or incur, as a result of, in respect of, or arising out of any non-fulfillment of any covenant or agreement on the part of TelePath under this Agreement or any incorrectness in or breach of any representation or warranty of TelePath contained herein or in any certificate furnished pursuant hereto or thereto.

               8.1.2 Telular shall indemnify and save harmless TelePath and its affiliates, beneficiaries, successors, subsidiaries, directors, officers, employees, agents and representatives (such parties shall be collectively referred to herein as the "TelePath Indemnified Parties"), effective as of and from the First Closing Date, from and against any Claims which may be made or brought against any TelePath Indemnified Party, or which it may suffer or incur, as a result of, in respect of, or arising out of, any non-fulfillment of any covenant or agreement on the part of Telular under this Agreement or any incorrectness in or breach of any representation or warranty of Telular contained herein or in any certificate furnished pursuant hereto.

          8.2 Third Party Claims. If any action, suit, investigation or proceeding shall be brought or asserted by any third party (a "Third Party Claim") against a Telular Indemnified Party or a TelePath Indemnified Party, respectively (each, an "Indemnified Party"), in respect of which indemnity may be sought under Section 6.10, 8.1.1 or 8.1.2 from the relevant indemnifying person or any successor thereto (the "Indemnifying Party"), then the Third Party Claim shall be subject to the following terms and conditions:

               (a) The Indemnified Party shall promptly provide written notice of any Third Party Claim asserted against, resulting to, imposed upon or incurred by the Indemnified Party to the Indemnifying Party. The Indemnifying Party, upon receiving such written notice, may at its own expense undertake the defense of such Third Party Claim by counsel of its own choosing, which shall be reasonably acceptable to the Indemnified Party; provided, that, the Indemnified Party shall have the right to employ separate counsel to participate in (but not control) the defense of any such action, suit, claim or proceeding, but the disbursements, expenses and fees of such separate counsel shall be at the expense of the Indemnified Party.

               (b) If within twenty (20) business days after written notice of any Third Party Claim has been provided to the Indemnifying Party, the Indemnifying Party fails to defend the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party.

               (c) Anything in this Section 8.2 to the contrary notwithstanding,
     (i) if there is a reasonable probability in the Indemnified Party's judgment that the Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, co-defend, compromise or settle such Third Party Claim and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to entry of any judgment relating to any such Third Party Claim, which settlement, compromise or judgment does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liabilities in respect of such Third Party Claim.

               (d) The Indemnifying Party shall provide the Indemnified Party with access to all records and documents of the Indemnifying Party relating to any Third Party Claim. The Indemnified Party shall provide the Indemnifying Party with access to all records and documents of the Indemnified Party relating to any Third Party Claim.

          8.3 Qualifications With Respect to Section 8.1. The obligations of indemnification in respect of Claims set forth in Section 8.1 shall be subject to the following limitations:

               (a) such obligations shall be subject to the limitation set forth in Section 2.3 respecting the survival of the representations and warranties of the parties;

               (b)  such obligations shall be subject to Section 8.2; and

               (c) such obligations shall not be applicable unless and until the aggregate amount of claims by the party seeking indemnification exceeds Twenty-Five Thousand Dollars ($25,000), in which event the right of indemnification shall apply to the full amount of such Claims and not only those in excess of Twenty-Five Thousand Dollars ($25,000).

     ARTICLE IX

                                    GENERAL


          9.1 Finders' Fees. Each party hereto is responsible for, and shall indemnify the other parties against, any agreements made or acts committed by it which would entitle any third party to a fee, commission, bonus or any other remuneration as a result of the consummation of the transactions contemplated by this Agreement.

          9.2 Notices. Any notice, demand, request, consent, approval or other communication which is required or permitted to be given or made by a party to the other pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or sent by prepaid registered mail addressed to the party as follows:

            (a)  TelePath:

                           TelePath Corporation
                           140 Fell Court
                           Hauppage, NY 11788
                           Attn:  Dan Giacopelli
                           Facsimile:  516-234-8474


            with a copy to:

                           Lowenthal, Landau, Fisher & Bring PC
                           250 Park Avenue
                           New York, NY 10177
                           Attention: Paul Whitby, Esq.
                           Facsimile:  212-986-0604

            (b)  Telular:

                           Telular Corporation
                           920 Deerfield Parkway
                           Buffalo Grove, IL  60089
                           Attn:  Kenneth Millard
                           Facsimile:  847-465-4555

            with a copy to:

                           Covington & Burling
                           1201 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004
                           Attention: Michael Cutler, Esq.
                           Facsimile:  202-778-5258

or to such other address as a party may from time to time advise the other party hereto by notice in writing. Every such notice so given shall be deemed to be received only upon delivery to the party to be charged with notice. Notwithstanding the foregoing, notices may be given by fax and shall, if receipt is confirmed electronically to the sender's equipment, be deemed to have been received the Business Day after sending. Any fax notice shall be confirmed by mail as provided above.

          9.3 Expenses. All costs, fees, and expenses incurred in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

          9.4 Entire Agreement. This Agreement, including the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement may not be amended or modified in any respect except by written instrument signed by all parties.

          9.5 Further Assurances. The parties hereto shall use reasonable diligence to do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall execute and deliver to the other such further documents, instruments, papers and information as may be reasonably requested by the other in order to carry out the purpose and intent of this Agreement whether before or after the Closing.

          9.6 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

          9.7 Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might govern under that state's principles of conflicts of laws.

          9.8 Counterparts. For the convenience of the parties, this Agreement may be executed in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one and the same instrument, and notwithstanding their date of execution shall be deemed to be dated as of the date of this Agreement. A signature page may after its execution be transmitted by facsimile and a signature page so received by facsimile shall be deemed an original signature page.

          9.9 Successors and Assigns. The provisions of this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by TelePath or Telular without the written consent of the other.

          9.10 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          9.11 Waivers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          9.12 Benefits. Except as otherwise expressly provided herein, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

          9.13 Schedules. The Schedules to this Agreement shall be deemed to be an integral part of this Agreement to the same extent as if they had been set forth verbatim herein.

          9.14 Terms Generally. As used herein, except where the context otherwise requires, the singular shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                     TELEPATH CORPORATION




                                     By /s/ Dan Giacopeli
                                       --------------------------------
                                       Name:  Dan Giacopelli
                                       Title: Chairman and President/CEO


                                     TELULAR CORPORATION



                                     By /s/ Kenneth Millard
                                       ---------------------------------
                                       Name:  Kenneth Millard
                                       Title: Chief Executive Officer

                         LIST OF SCHEDULES AND EXHIBITS

     Schedules


     Schedule 2.1.3         Required Consents
     Schedule 2.1.5         Capitalization
     Schedule 2.1.7         Financial Statements
     Schedule 2.1.11        Leases
     Schedule 2.1.12        Tax Matters
     Schedule 2.1.14        Environmental Matters
     Schedule 2.1.15        Contracts
     Schedule 2.1.16        Insurance
     Schedule 2.1.17        Employment Matters
     Schedule 2.1.18        Pension Matters
     Schedule 6.1           Product Development

     Exhibits

     Exhibit A              Registration Rights Agreement
     Exhibit B              Shareholders Agreement

            Schedule 2.1.3 - Covenants and Approvals; No Violations




                                 Not applicable

                 Schedule 2.1.5 - TelePath Stock; Subsidiaries



        Authorized capital stock:




                                     [X]








                Total                           500 shares

                                     [X]

                             TelePath Corporation
                                Balance sheet
                                April 30, 1996



                                    ASSETS

Current Assets
  Cash                                             $    [X]
  Accounts Receivable                                   [X]
                                                   -----------
  Total Current Assets                                  [X]
                                                   -----------

Property, Plant and Equipment (Note 2)
  Fixed Assets                                          [X]
  Accumulated Depreciation                              [X]
                                                   -----------
  Total Property, Plant and Equipment                   [X]
                                                   -----------

Other Assets (Note 3)                                   [X]
                                                   -----------
  TOTAL ASSETS                                     $    [X]


                            LIABILITIES AND EQUITY

Current Liabilities
  Accounts payable                                      [X]
  Income Tax Payable                                    [X]
                                                   -----------
  Total Current Liabilities                             [X]
                                                   -----------

Stockholder's Equity
  Common Stock                                          [X]
  Retained Earnings                                     [X]
                                                   -----------
Total Stockholder's Equity                              [X]
                                                   -----------
TOTAL LIABILITIES AND EQUITY                       $    [X]
                                                   ===========


See accountant's report and notes to financial statements.

                             Telepath Corporation
                Statement of Operations and Retained Earnings
        For the Period Commencing October 1, 1995 (date of inception)
                              to April 30, 1996


    Sales                                         $  [X]
                                                   ---------
    Cost of Operations
      Direct Costs                                   [X]
      Office Expense                                 [X]
      Rent                                           [X]
      Professional Fees                              [X]
      Telephone                                      [X]
      Payroll                                        [X]
      Payroll Tax                                    [X]
      Insurance                                      [X]
      General & Administrative                       [X]
      Amortization                                   [X]
      Depreciation                                   [X]
                                                  ---------
      Total Expenses                                 [X]
                                                  ---------
    Income From Operations                           [X]

    Other Income and Expense                         [X]
                                                  ---------
    Income Before Tax                                [X]

    Income Tax Provision                             [X]
                                                  ---------
    Net Income and Retained Earnings              $  [X]
                                                  =========




          See accountant's report and notes to financial statements.
                                    Page 3

                             TelePath Corporation
                           Statement of Cash Flows
        For the Period Commencing October 1, 1995 (date of inception)
                              to April 30, 1996


Cash flows from operating activities:

  Net income                                                     $ [X]
                                                                 --------
  Adjustments to reconcile net income to net cash
  provided by operating activities:

    Depreciation and amortization                                  [X]
    (Increase) decrease in accounts receivable                     [X]
    Increase (decrease) in accounts payable                        [X]
    Increase (decrease) in income taxes payable                    [X]
                                                                 --------
    Total adjustments                                              [X]
                                                                 --------
  Net cash provided (used) by operating activities                 [X]

Cash flows from investing activities:

  Cash payments for the purchase of property                       [X]
  Cash payments for organization costs                             [X]
                                                                 --------
  Net cash provided (used) by investing activities                 [X]
                                                                 --------
Cash flows from financing activities:

  Proceeds from issuance of common stock                           [X]
                                                                 --------
  Net cash provided (used)  by financing activities                [X]
                                                                 --------

Net increase (decrease) in cash and equivalents                    [X]

Cash - Inception
                                                                 --------
Cash - End of Period                                             $ [X]
                                                                 ========


Supplemental disclosures of cash flow information:
Cash Paid (or accrued) during the period for:

  Income taxes                                                   $ [X]





          See accountant's report and notes to financial statements.

                             Telepath Corporation
                        Notes to Financial Statements
                                April 30, 1996



Note 1.  Description of Business
- --------------------------------

The company is an engineering firm with its focus on the wireless communications industry. [X]

Note 2.  Sumary of Significant Accounting Policies
- --------------------------------------------------
Accounts Receivable:

Accounts receivable are reflected net of any provision for doubtful accounts.
[X]

Depreciation Expense:

[X]

Income Taxes:

The provision for income taxes included in these financial statements includes Federal and state estimates.

Note 3.  Other Assets
- ----------------------

[X]

                 Schedule 2.1.9 -- Absence of Material Change

        (g) Telepath effected a recapitalization increasing its authorized shares from 200 no par to 5,000 with a par value of $.01 per share and the outstanding shares were converted to 500 shares par value $.01 per share.

            Schedule 2.1.11A - Leases of Real and Rental Property




(a)                     Office Space - Present Location

Property Location       140 Fell Court, Suites 113-116, Hauppauge, NY 11788
Size                    1025 sq. ft.
Leased from             Shivom Enterprises LLC, 140 Fell Court, Hauppauge, NY
                        11788

Terms                   Month-to-month, 30 days' notice to cancel
Cost                    $1281 per month



                        Office Space - Future Location

TelePath is currently negotiating a lease for a property commensurate with the expected needs of the Company after consummating the Stock Purchase Agreement. This lease will be signed immediately after signing the Stock Purchase Agreement.

Property Location       Hauppauge, NY 11788
Size                    9600 sq. ft., $12 per foot
Terms                   5 years
Cost                    $9600 per month


(b)                     Copier

Model                   Mita 4555
Leased from             IKON Capital, Inc., PO Box 9115, Macon, GA 31208
Terms                   12 months, $1 Buyout
Cost                    $160.21 per month


                        Lab Equipment

Model - Various RF Test Equipment under Master Lease Agreement 4124-04778 Leased From - Hewlett Packard
Terms - EasyRent Program, exit points at 12 month intervals
Cost $725.70 per month

Model - Tektronix TDS724A-1M Digital Storage Scope
Leased From - McGrath RentCorp, 2500 Grant Avenue, San Lorenzo, CA 94580 Terms - 12 months, $1 Buyout
Cost - $1141.25 per month

               Schedule 2.1.12 - Tax Matters and Payment of Debt


2.1.12.1                Not applicable

2.1.12.2                Signing bonus payable as set forth on Schedule 2.1.17

                    Schedule 2.1.14 - Environmental Matters



                                 Not applicable

               Schedule 2.1.15 - Certain Contracts and Agreements

1. Employment Agreements described on Schedule 2.1.17

2. The Agreement, the Registration Rights Agreement and the Shareholders
   Agreement

3. Purchase Orders with Telular

                          Schedule 2.1.16 - Insurance



New York Statutory Disability Policy

Policy #8-910-0150672
Effective Date 1/1/96
Number of Employees - 5
National Benefits Life Insurance Company, 333 West 34th Street, New York,
  NY 10001


Worker Compensation and Employers Liability Policy

Policy #12-WEC-CZ1522
Effective Date - 1/15/96
Hartford Underwriters Insurance Company, Hartford Plaza, Hartford, CT 06115


Businessowners Liability Policy

Policy #8HCN-57-6473111
Effective Date - 11/28/95
Merchants Insurance Company of New Hampshire, Inc., Buffalo, NY

                    Schedule 2.1.17A - Employment Matters


                                       CONTINUING
                DATE OF   CURRENT     COMPENSATION                  VACATION
                EMPLOY-  COMPENSA-  ----------------   INCENTIVE     ACCRUED/
NAME    TITLE    MENT      TION     SALARY     BONUS     BONUS     ENTITLEMENT



                                    [ X ]





Additionally TelePath engages outside consultants on a per hour basis as needed.

                           Schedule 2.1.18A - Plans



TelePath presently does not have a benefits plan for its employees. However, as a requirement for attracting and hiring qualified individuals TelePath will provide the following benefit plans to its employees in the near future.


1.      Health Insurance, including medical, dental and vision services
2.      Term Life Insurance
3.      Disability Insurance
4.      Cash Bonus program
5.      Profit Sharing, at the Company's discretion
6.      401(k) Plan


Details of these benefit plans remain to be worked out.

                                  SCHEDULE 6.1



Product Designs             Start Date           End Date        Program
                                                                   Cost


                                    [ X ]


                                    [ X ]

                                                                EXHIBIT A




                         REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of June 28, 1996 (this "Agreement"), among TELULAR CORPORATION ("TELULAR," and, together with any of its successors and assigns, "Holders"), and TelePath Corporation (the "Company").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Stock Purchase Agreement of even date herewith, TELULAR has agreed to purchase certain shares of Common Stock of the Company, par value $.01 per share ("Common Stock"); and

          WHEREAS, as a condition to such purchase, TELULAR has required the Company to grant to Holders certain rights to have the Common Stock owned by Holders registered under the Securities Act of 1933;

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Effectiveness. This Agreement shall become effective as of the day and year first above written.

     2. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          (b) "Registrable Securities" shall mean (i) shares of Common Stock held by Holders as of the date hereof, (ii) all shares of Common Stock which the Holders have a contractual obligation, right or option to acquire as of the date hereof, and (iii) all shares of Common Stock that are issued to Holders in respect of, in exchange for or in substitution of any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, stock split, sale of assets, distribution to shareholders or combination of the shares of Common Stock or any other change in the Company's capital structure.

     As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (v) such securities shall have been registered under the Securities Act, and the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (w) such securities shall have been distributed pursuant to Rule 144 (or any similar provision which replaces Rule
144) under the Securities Act, (x) counsel to the Company shall have delivered an opinion letter, satisfactory in form and substance to counsel for the Holder, to the effect that such securities may be sold in accordance with Rule 144(k) under the Securities Act as presently in effect (or any amended version thereof or replacement therefor which imposes no greater restrictions upon resale than those imposed currently by such rule) (y) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them shall not bear a legend restricting further transfer and shall not be subject to any stop transfer order or other restrictions on transfer delivered or imposed by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (z) such securities shall cease to be outstanding.

     (c) "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all filing fees and expenses payable to the SEC and any relevant stock exchange or quotation system such as the National Association of Securities Dealers, Inc., registration fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires) the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (other than commissions and discounts, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities), the fees and expenses of counsel to the Company, the reasonable fees and expenses, up to a maximum of $30,000, of one counsel retained in connection with each such registration by Holders of a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the Holders of such Registrable Securities).

          (d) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          (e) "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     3. Other Definitions.


                            Term               Defined in
                            ----               Section
                                               ----------

                      Agreement                Preamble
                      Company                  Preamble
                      Common Stock             Preamble
                      Demanding Holders        Section 4(a)
                      Holders                  Preamble
                      Indemnified Person       Section 8(a)
                      Indemnified Persons      Section 8(b)



     4.   Demand Registration.

          (a) Request for Registration. At any time after the date which is 180 days after an initial public offering of Common Stock, upon the written request of one or more Holders who hold in the aggregate at least 20% of the total number of Registrable Securities then outstanding, measured on a fully diluted basis (the "Demanding Holder" or "Demanding Holders", as the case may be), requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities then held by the Demanding Holders, the Company will promptly give written notice of such requested registration to the other Holders at least 30 days prior to the anticipated filing date of the registration statement relating to such registration, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

     (i) The Registrable Securities which the Company has been so requested to register by each of the Demanding Holders; and

      (ii) All other Registrable Securities which the Company has been requested to register by any other Holders by written request received by the Company within 20 days after the giving of such written notice by the Company (which request shall contain such information as is deemed necessary by the Company to permit the registration and disposition of the Registrable Securities so requested to be registered by such other Holders);

provided, however, that (x) the Company shall not be obligated to file a registration statement relating to a registration request under this Section 4 (other than on Form S-3 if it is then available or any similar short-form registration statement) within a period of 90 days after the effective date of any other registration statement of the Company other than registration statements on Form S-3 if it is then available (or any similar short-form registration statement) or any successor or similar forms and (y) the Company shall not be required to effect more than three registrations pursuant to this
Section 4.

     In the event a registration requested pursuant to this Section 4 fails to become effective (other than as a result of a revocation of such requested registration by Demanding Holders holding greater than 50% of the Registrable Securities requested to be registered pursuant to subsection (i) above), such registration shall be deemed not to have been effected for purposes of this
Section 4(a). In the event a registration requested pursuant to this Section 4 fails to become effective as a result of revocation of a requested demand registration by Demanding Holders holding greater than 50% of the Registrable Securities requested to be registered pursuant to subsection (i) above, the Demanding Holders participating in such revocation shall pay the expenses which the Company has incurred to effect such registration and the registration shall otherwise be treated as not having been effected and shall not reduce the number of registrations that the Company is required to effect pursuant to this Section 4.

     Promptly after the expiration of the 20-day period referred to in subsection (ii) above, the Company will notify all the Holders to be included in the registration of the other Holders and the amount of Registrable Securities requested to be included therein by each Holder. Demanding Holders holding greater than 50% of the Registrable Securities requested to be registered pursuant to subsection (i) above may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing a written notice to the Company and the other Demanding Holders revoking such request signed by such revoking Demanding Holders.

     (b) Expenses. Except as otherwise specifically provided in Section 4(a), the Company will pay all Registration

Expenses in connection with any registration that the Company is obligated to effect for the Holders pursuant to this Section 4. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement requested pursuant to this Section 4.

          (c) Effective Registration Statement. A registration requested pursuant to this Section 4 will not be deemed to have been effected unless the registration statement relating thereto has become effective under the Securities Act; provided, however, that if, after such registration statement has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

          (d) Selection of Underwriters. The Company shall have the right to select the investment banker and manager or co-managers that will administer an offering of Registrable Securities requested to be registered pursuant to this
Section 4 with the consent of the Holders, which consent shall not be withheld or delayed unless, in the reasonable judgment of the Holders, such persons are not "top tier" firms.

          (e) Pro Rata Participation in Requested Registrations. If the managing underwriter shall advise the Company in writing that, in its opinion, the number of equity securities requested to be included in such registration (including securities which the Company requests to be included which are not Registrable Securities) exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration
(i) first, all Registrable Securities requested to be included in such registration pursuant to Sections 4(a)(i) and (ii) hereof (provided, however, that if the number of such Registrable Securities exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities included in such registration shall be allocated pro rata among the Holders requesting registration on the basis of the relative number of shares of Registrable Securities each such Holder has requested to be included in such registration) and (ii) second, to the extent that the number of Registrable Securities requested to be included in such registration pursuant to Sections 4(a)(i) and
(ii) hereof is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities proposed to be sold by the Company and any other person (provided that if the number of securities proposed to be registered by the Company and such other persons, together with the number of Registrable Securities to be included in such registration pursuant to clause (i) of this Section 4(e), exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration pursuant to this Section 4(e)(ii) shall be allocated in such manner as the Company may in its sole discretion direct).


     5.   Incidental Registration.

          (a) Right to Include Registrable Securities. If the Company at any time and from time to time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms and other than pursuant to a registration under
Section 4 hereof), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time, subject to the provisions of
Section 5(b) hereof, give prompt written notice to each Holder of its intention to do so and of each Holder's rights under this Section 5, at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer to each Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any Holder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by each such Holder, to the extent requisite to permit an underwritten disposition of the Registrable Securities so to be registered; provided, however, that (x) the Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company and (y) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 5(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register its securities, the Company shall give written notice to each such Holder and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Holders under
Section 4 hereof).   The Holders requesting to be included in such registration may elect, in writing at any time prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 5 shall relieve the Company of its obligations to effect registrations upon request of the Demanding Holder under Section 4 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Securities pursuant to a registration statement effected pursuant to this Section 5.

          (b) Priority in Incidental Registrations. If the managing underwriter of a registration effected pursuant to this Section advises the Company in writing that, in its opinion, either (y) the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, or (z) the inclusion in such offering of Registrable Securities would have a material adverse effect on such offering, then, in either such case, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account, (ii) second, all the Registrable Securities each Holder proposes to sell for its own account (provided, however, that if the number of Registrable Securities requested to be included in such registration by the Holders pursuant to Section 5(a) hereof, together with the number of securities to be included in such registration pursuant to clauses (i) of this
Section 5(b), exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration), and (iii) third, to the extent that the number of equity securities which the Company proposes to sell for its own account and the Registrable Securities which the Holders have requested to be included in such registration pursuant to Section 5(a) hereof is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the equity securities requested to be sold for the account of any other persons (provided, however, that if the number of securities proposed to be registered by such other persons, together with the number of equity securities to be included in such registration pursuant to clauses (i) and, (ii) of this Section 5(b), exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration pursuant to this Section 5(b)(iii) shall be allocated in such manner as the Company may in its sole discretion direct).

     6.   Holdback Agreements.

          (a) Registration for Public Sale by Holders. Each Holder of Registrable Securities agrees, to the extent not inconsistent with applicable law, and if and to the extent requested by the managing underwriter of a registration of Registrable Securities, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such registration) during the 15 days prior to, and for a period of at least 90 days (or such longer period as each Holder agrees with the underwriter of such offering) beginning on, the effective date of such registration statement (except as part of such registration) provided that (i) each Holder of Registrable Securities has received written notice of such registration at least 30 days prior to such effective date, and (ii) the officers and directors of the Company and their affiliates agree to restrictions no less stringent than those applied to the Holders.

          (b) Restrictions for Public Sale by the Company and Others.   The
Company agrees, to the extent not inconsistent with applicable law, and if and to the extent requested by the managing underwriter of a registration of Registrable Securities, (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution for such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and for a period of at least 90 days (or such longer period as the underwriters retained by the Company may reasonably request) beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any public sale by such holders pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

     7.   Registration Procedures.

     If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and file with the SEC within 90 days, and use its best efforts to prepare and so file within 45 days, after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, subject to Section 4(b) hereof, and which form shall be available for the sale of the Registrable Securities as part of such registration, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as the underwriters may reasonably request, which period will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, in conformity with the requirements of the Securities Act;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder and underwriter of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

          (f) immediately notify each Holder of such Registrable Securities (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iii) of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in each such case, the Company will promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) if Registrable Securities are then listed on a national securities exchange or quoted on a national market system, use its best efforts to cause all such Registrable Securities to be listed on such national securities exchange or quoted on such national market system and on each securities exchange on which similar securities issued by the Company are then listed or quoted, and enter into such customary agreements including a listing application or application for quotation and indemnification agreement in customary form, provided, however, that the applicable listing or quotation requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (h) enter into such customary agreements (including an underwriting agreement) and take all such other actions as the Holders of a majority (by number of shares being sold) of the Registrable Securities or the underwriters retained by such Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including provision of customary opinions and indemnification;

          (i) make available for inspection by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement and amendment thereto, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement and amendments thereto;

          (j) use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants addressed to the selling Holders and the underwriters in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority (by number of shares being sold) of the Registrable Securities or the underwriters retained by such Holders reasonably request;

          (k) otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement and the effective date of each post-effective amendment thereto (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (l) not later than the effective date of the applicable Registration Statement, use its efforts to provide a CUSIP number for all Registrable Securities, and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company; and

          (m) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder of Registrable Securities that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 7(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 7(b) hereof shall be extended by the greater of (i) one month or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to
Section 7(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(f) hereof. If for any other reason the effectiveness of any Registration Statement filed pursuant to Section 4 or 5 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by such Section 4 or 5 so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with and including the date of such suspension or interruption to and including the date when the sale of Registrable Securities pursuant to such Registration Statement may be recommenced.

     If any such registration statement or prospectus refers to any Holder by name or otherwise as the holder of any securities of the

Company and if, in its sole and exclusive judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company. Furthermore, in each case where any such registration statement or prospectus refers to any Holder by name where such reference to such Holder by name is not required by the Securities Act or any similar Federal statute then in force, any rule or regulation thereunder, or a specific comment by the staff of the Securities and Exchange Commission, such Holder shall have the right to require the deletion of such reference to such Holder.

     8.   Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act (whether pursuant to Sections 4 or 5 hereof or otherwise), the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, (i) each of the Holders of any Registrable Securities covered by such registration statement, and (ii) each other person, if any, who controls, is controlled by or is under common control with such Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (for purposes of this Section 8(a), "Indemnified Person"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus combined therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and, in each case, the Company will reimburse such Indemnified Person for any reasonable legal or any other expenses reasonably incurred by him, her or it in connection with investigating or defending such loss, claim, liability, action or proceeding;

provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Person specifically stating that it is for inclusion therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such securities by such Indemnified Person.

          (b) Indemnification by the Holders, Other Sellers and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 7 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from each of the Holders of such Registrable Securities, each other person registering Company securities pursuant to such registration statement or any underwriter or selling agent, to severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection
(a) of this Section 8) the Company and its directors, officers, controlling persons, any underwriter or selling agent and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons (for purposes of this Section 8(b), "Indemnified Persons") but only with respect to (A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or
(B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Holder, other selling person or underwriter or selling agent specifically stating that it is for inclusion therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of such securities by such indemnifying party; provided, however, that no such indemnifying party shall be liable under this Section 8(b) for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such indemnifying party.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding (including any governmental investigation with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability arising out of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (and one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. All fees and expenses incurred by an indemnified person which are covered by the indemnity will be paid on a current basis when billed. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the immediately preceding sentence, the indemnifying party shall be deemed to have agreed that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such settlement is entered into more than ten business days after receipt by such indemnifying party of notice of the terms of the proposed settlement.

          (d) Contribution. If the indemnification provided for in Section 8(a) or (b) is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the selling Holders on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of the selling Holders in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The selling Holders' obligations to contribute pursuant to this Section 8(d) are several and not joint, and are allocated in proportion to the proceeds of the offering received by the respective selling Holders relative to the total proceeds of the offering received by all the selling Holders.

     9. Rule 144. The Company hereby covenants that after the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act (excluding a registration statement on Form S-4), the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by
the SEC.   Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. In addition, the Company hereby agrees that for a period of eighteen months following the date on which a registration statement filed pursuant to Section 4 shall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

     10.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. The Company has not previously entered into any agreement with respect to any of its equity securities granting any registration rights to any person.

          (b) Remedies. The Company acknowledges and agrees that in the event of any breach of this Agreement by it, the Holders would be irreparably harmed and could not be made whole by monetary damages. The Company accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

          (c) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (d) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by Federal Express or other delivery service maintaining records of receipt to such person at the following address:


          if to the Company:        TelePath Corporation
                                    140 Fell Court
                                    Hauppage, NY 11788
                                    Attn:  Dan Giacopelli
                                    Facsimile:  516-234-8474


          with a copy to:           Lowenthal, Landau, Fisher & Bring PC
                                    250 Park Avenue
                                    New York, NY 10177
                                    Attention: Paul Whitby, Esq.
                                    Facsimile:  212-986-0604

          if to TELULAR:            Telular Corporation
                                    920 Deerfield Parkway
                                    Buffalo Grove, IL  60089
                                    Attn:  Kenneth Millard
                                    Facsimile:  847-465-4555

          with a copy to:           Covington & Burling
                                    1201 Pennsylvania Avenue, N.W.
                                    Washington, D.C. 20044
                                    Attention: Michael E. Cutler, Esq.
                                    Facsimile: (202) 778-5258


or, in the case of a transferee of TELULAR, to the address set forth in the written agreement executed pursuant to Section 10(h) hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company. All notices shall be effective on the first business day after being sent as provided herein.

          (e) Applicable Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

          (f) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          (g) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

          (h) Successors; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors. Persons who acquire Registrable Securities from a Holder may become party to this Agreement as a Holder with the consent of the transferring Holder at the time of the transfer. A Holder who has transferred Registrable Securities may enter into a separate agreement with the transferee of such Registrable Securities regarding the exercise of rights and allocation of responsibilities hereunder provided that such agreement states that it will be inoperative to the extent that it requires a Holder to violate this Agreement.

          (i) Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

          (j) Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and each of the Holders.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provisions hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (m) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision thereof.

          (n) Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements selected by the Company pursuant to Section 5(a) or by the Demanding Holders pursuant to Section 4(d) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


            TELEPATH CORPORATION                TELULAR CORPORATION



            By /s/ Dan Giacopelli          By /s/ Kenneth Millard
              -------------------------      -------------------------
              Dan Giacopelli                  Kenneth Millard
              Chairman and President/CEO      Chief Executive Officer

                                                                   EXHIBIT B



                              TELEPATH CORPORATION
                             SHAREHOLDERS AGREEMENT

          SHAREHOLDERS AGREEMENT, dated as of June 28, 1996 (the "Agreement"), by and among TELULAR CORPORATION ("TELULAR"), the persons designated on the signature page hereto (each of TELULAR and such other persons, together with each person who becomes a party to this Agreement pursuant to Section 2.3 hereof, hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders"), and TELEPATH CORPORATION, a New York corporation (the "Company").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Stock Purchase Agreement of even date herewith by and between TELULAR and the Company (the "Stock Purchase Agreement"), TELULAR has agreed to purchase certain shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock");

          WHEREAS, each of the other Shareholders holds a certain number of shares of Common Stock;

          WHEREAS, the Shareholders are desirous of entering into this Agreement to set forth their mutual understandings with regard to the ownership and voting of the Common Stock; and

          WHEREAS, the Company, in order to induce the investment by TELULAR in the Company, wishes to facilitate the agreements of the Shareholders under this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and undertakings of each of the parties hereto unto the others, and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound by the terms of this Agreement, hereby agree as follows:

                                   ARTICLE I
                             VOTING; BOARD ACTIONS

          SECTION 1.1 NUMBER OF DIRECTORS. Each Shareholder shall vote its Common Stock so as to cause the Board of Directors of the Company (the "Board") to consist of six persons.

          SECTION 1.2 ELECTION OF DIRECTORS. (a) TELULAR shall have the right to nominate for election to the Board three members and Dan Giacopelli shall have to right to nominate for election to the Board three members; provided, however, that if Telular is in default under its obligations pursuant to Article I of the Stock Purchase Agreement, TELULAR shall have the right to nominate for election to the Board two members and Dan Giacopelli shall have to right to nominate for election to the Board four members.

          (b) Each Shareholder shall vote, at a regularly constituted annual or special meeting called for the election of directors, his shares in favor of the election of all nominees designated in accordance with Section 1.2(a).

          (c) Each Shareholder agrees to vote his or its shares of Common Stock upon the request of Telular for the removal from the Board of Directors (with or without cause) of any Telular nominee or upon the request of Dan Giacopelli for the removal from the Board of Directors (with or without cause) of any Giacopelli nominee in order to fulfill the obligations set forth in Section 1.2(a). No Shareholder shall take any action to cause removal from the Board of Directors of the Company of any director except as provided in this Section 1.2(c).

     SECTION 1.3 BUSINESS TRANSACTIONS. Each of the Shareholders other than Telular and Dan Giacopelli agree that they will not vote in favor of a Business Transaction or an Amendment to the Certificate of Incorporation of the Company unless requested by Dan Giacopelli to do so, and then if so requested will so vote. For this purpose a "Business Transaction" means (i) a merger or consolidation requiring the approval of shareholders under Section 903 of the Business Corporation Law (the "BCL"), (ii) a sale, lease or exchange or other disposition of assets requiring shareholder approval under Section 909 of the BCL, (iii) a business combination requiring shareholder approval under Section 912 of the BCL, or (iv) a plan of distribution under Section 1001 of the BCL.



                                   ARTICLE II
                             TRANSFER RESTRICTIONS

          SECTION 2.1 PERMITTED TRANSFERS For purposes of this Agreement, "Permitted Transfer" shall mean a sale, assignment, transfer or conveyance by a Shareholder of shares of Common Stock (i) to such person's spouse or lineal descendants, (ii) to a trust or similar entity for the benefit of such Shareholder or such person's spouse or lineal descendants, (iii) pursuant to bequest, devise, or the laws of intestate succession, (iv) to a corporation or other entity controlling, controlled by or under common control with such Shareholder, (v) to another Shareholder; provided in each case that the transferee agrees to be subject to and bound by the terms of this Agreement.

          SECTION 2.2 RIGHT OF FIRST REFUSAL. No Shareholder shall sell, assign, transfer or convey ("Transfer") any shares of Common Stock, other than by a Permitted Transfer, without first complying with the provisions of this
Section 2.2 and of Section 2.3.

          (a) Such Shareholder (hereinafter in this Section 2.2 referred to as the "Selling Shareholder") may not Transfer any shares of Common Stock without first offering in writing to sell such shares of Common Stock (i) if the Selling Shareholder is Telular, to the other Shareholders ("Other Shareholders"), and
(ii) if the Selling Shareholder is one of the Other Shareholders, then first to the Other Shareholders, and if no such Other Shareholder accepts the offer pursuant to Section 2.2(b) hereof, to Telular. Each such offer shall be made at a price not more than the price, and upon terms no less favorable to the Shareholders other than the Selling Shareholder than the price and terms, upon which the Selling Shareholder is willing to accept pursuant to a bona fide written offer submitted at arm's length to the Selling Shareholder by a third party who the Selling Shareholder reasonably believes is capable of and will carry out the terms of the offer. Such offer shall contain a copy of the third party offer received by the Selling Shareholder.

          (b) Within thirty (30) days after receipt of such written offer under
Section 2.2(a), Telular or each Other Shareholder, as the case may be, may accept such offer in writing, in which case the Selling Shareholder and the accepting Shareholder (the "Accepting Shareholder") shall close such sale on a date specified by the Selling Shareholder, but not later than thirty (30) days after the acceptance by the Accepting Shareholder. Unless the Accepting Shareholders (if more than one) agree to another allocation, each Accepting Shareholder shall purchase that proportion of the Selling Shareholder's shares of Common Stock to be sold that is equal to a fraction the numerator of which is equal to number of shares of Common Stock held by the Accepting Shareholder and the denominator of which is equal to the aggregate number of shares of Common Stock held by all Accepting Shareholders.

          (c) If, by the end of the thirty (30)-day period during which the option to purchase is available to the Other Shareholders and Telular, none of the Other Shareholders or Telular has agreed to purchase, on the terms and conditions provided in the Selling Shareholder's offer, all of the shares of Common Stock being offered by the Selling Shareholder, then the Selling Shareholder may, at any time within 180 days from the date of the offer to the other Shareholders, Transfer all such shares of Common Stock to the third party offeror disclosed in the Selling Shareholder's offer at a price not less than, and on terms and conditions not less favorable to the Selling Shareholder than, the price and terms upon which such shares of Stock were offered to the other Shareholders. If such shares of Common Stock are not so Transferred within such period of 180 days from the date of the offer to the other Shareholders, the Selling Shareholder shall, before the Transfer of any shares of Common Stock, again be obligated to offer it first to each other Shareholder pursuant to this Section 2.2.

          SECTION 2.3 ASSUMPTION OF OBLIGATIONS UNDER THIS AGREEMENT. In addition to, and without limitation of, the other restrictions and limitations upon transfer specified herein, the following requirements shall apply to any transfer of Common Stock:

          (i) No Shareholder shall transfer any shares of Common Stock except to a person who either (a) is a party to this Agreement at the time of transfer, or (b) assumes in writing the obligations of the transferring Shareholder under this Agreement.

          (ii) No Shareholder shall transfer any shares of Common Stock unless such Shareholder has provided to the Company an opinion of counsel, in form reasonably satisfactory to the Company's counsel, or other evidence satisfactory to the Company's counsel, to the effect that such transfer does not (i) violate the Securities Act of 1933, as amended, or (ii) require the registration by the Company of its Common Stock under the Securities Act of 1933, as amended.

          2.4 RIGHT TO FORCE SALE. (a) If (i) at any time more than two years after the date of this Agreement a Shareholder or a group of Shareholders acting in concert (each such Shareholder or group of Shareholders hereinafter in this Section referred to as the "Selling Shareholder") proposes to sell to a purchaser (the "Purchaser") shares of Common Stock equal to fifty percent (50%) or more of the total outstanding Common Stock pursuant to a written offer (hereinafter in this Section referred to as the "Offer") submitted at arm's length to the Selling Shareholder by the Purchaser who the Selling Shareholder reasonably believes is capable of and will carry out the terms of the Offer, and
(ii) after compliance with Section 2.2 by the Selling Shareholder the other Shareholders have not exercised the right of first refusal under that provision, then the Selling Shareholder shall have the right to require all, but not less than all, of the other Shareholders to sell the shares of Common Stock owned by them to the Purchaser at a price not less than the price, and upon terms and conditions no less favorable to the other Shareholders than the terms of the Offer; provided, however, that if TELULAR is not a Selling Shareholder, the provisions of this Section 2.4 shall not apply unless the Company has not been requested to perform at least One Million Dollars ($1,000,000) worth of services, of the nature and at prices and terms substantially similar to those then being rendered and being charged by TelePath, for Telular during the preceding twelve months.

          (b) Each of the Shareholders other than TELULAR and Dan Giacopelli hereby (i) agrees to sell the shares of Common Stock owned such Shareholder pursuant to Section 2.4(a) at any time such Shareholder is requested by Dan Giacopelli to do so, and (ii) irrevocably appoints and constitutes Dan Giacopelli as its attorney-in-fact for the purpose of effecting such sales, with all powers requisite to close the transaction contemplated pursuant to Section 2.4(a).



                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 GENERAL REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants to the other parties hereto as follows:

               (a) Such Shareholder has full right, power and authority to enter into this Agreement, and the entry into this Agreement will not violate any contracts or agreements by which such Shareholder is bound, nor constitute a default under any loan or other agreement to which such Shareholder is a party nor violate any applicable law;

               (b) There are no governmental or nongovernmental actions, suits or proceedings (or claims of which such Shareholder has been notified) which are pending or, to the best knowledge of such Shareholder, threatened against or materially affecting such Shareholder or which would prevent or hinder the execution of this Agreement or the consummation of the transactions contemplated hereby;

               (c) This Agreement, when executed and delivered, will constitute a valid and binding obligation of such Shareholder, fully enforceable against such Shareholder in accordance with its terms, except insofar as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting enforcement of creditors' rights, or except to the extent that such enforcement may be limited by general principles of equity;

          SECTION 3.2  REPRESENTATIONS OF THE COMPANY.

          The Company hereby represents and warrants to each Shareholder that the Company is a corporation in good standing under the laws of the State of Delaware, that it has all necessary corporate authorization to enter into and carry out the terms of this Agreement and that, upon execution of this Agreement by the proper officers of the Company, this Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting enforcement of creditors' rights, or except to the extent that such enforcement may be limited by general principles of equity.

                                   ARTICLE IV

                                STOCK TRANSFERS

          SECTION 4.1 COMPANY COVENANT. The Company covenants not to effectuate transfers of Common Stock except in accordance with the provisions of this Agreement.

          SECTION 4.2. LEGENDING OF STOCK CERTIFICATES. Each Shareholder hereby consents to the placement on any certificates representing ownership of shares of Common Stock held by such Shareholder of the following restrictive legend:

                The shares of stock represented by this
                certificate are subject to a Shareholders
                Agreement dated as of June 28, 1996 (including any amendments adopted after such date), a copy of which is available for examination at the principal offices of the company, and may not be offered, sold, transferred, hypothecated, pledged, given or otherwise disposed of except in accordance with the terms of such Agreement. TelePath Corporation will not effectuate transfers of its stock except in accordance with the provisions of these Agreements.

                                   ARTICLE VI

                                 MISCELLANEOUS

          SECTION 4.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights hereunder except to a person to whom Common Stock is transferred in accordance with the terms herewith.

          SECTION 4.2 AMENDMENTS. Any term, covenant, agreement or condition of this Agreement may be amended or modified or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holders of not less than 80% in aggregate number of the shares of Common Stock held by the parties to this Agreement. Any such amendments, modifications or waivers shall only be in writing having specific reference to this Agreement and shall be signed by each applicable Shareholder or his, her or its duly authorized representative. Any amendment, modification or waiver pursuant to this Section 4.2 shall apply equally to all Shareholders and shall be binding upon them and upon such future holder of any Common Stock.

          SECTION 4.3 TERMINATION. This Agreement shall terminate upon the earlier of: (i) the written agreement of all Shareholders; (ii) the completion of an underwritten initial public offering of any class of securities of the Company for total consideration of not less than $15 million and the effectiveness of a registration under the Securities Exchange Act of 1934 of such class of securities; and (iii) the tenth anniversary of the date hereof, unless renewed or extended with the consent of each Shareholder. This Agreement shall terminate as to any Shareholder at such time as such Shareholder ceases to hold any Common Stock; provided, however, that no such termination shall relieve a Shareholder of liability for any breach of this Agreement prior to termination or in connection with the disposition of any Common Stock.


          SECTION 4.4 NOTICES. Any notice, letter or other communication contemplated by this Agreement shall be in writing and shall be deemed to be given when delivered in person or when sent by an overnight delivery service maintaining records of receipt to such person at the following address:

          If to the Company:        TelePath Corporation
                                    140 Fell Court
                                    Hauppage, NY 11788
                                    Attn:  Dan Giacopelli
                                    Facsimile:  516-234-8474

          with a copy to:           Lowenthal, Landau, Fisher & Bring PC
                                    250 Park Avenue
                                    New York, NY 10177
                                    Attention: Paul Whitby, Esq.
                                    Facsimile:  212-986-0604

          If to TELULAR:            Telular Corporation
                                    920 Deerfield Parkway
                                    Buffalo Grove, IL  60089
                                    Attn:  Kenneth Millard
                                    Facsimile:  847-465-4555

          with a copy to:           Covington & Burling
                                    1201 Pennsylvania Avenue, N.W.
                                    Washington, D.C. 20004
                                    Attention: Michael E. Cutler, Esq.
                                    Facsimile:  (202) 778-5258


and, with respect to the other Shareholders, to the address designated for such other Shareholder in Schedule A hereto, or, in each case, at such other address as such party shall have furnished in writing to each of the others.

          SECTION 4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the

State of New York, excluding the conflict of laws provisions thereof.

          SECTION 4.6 ENFORCEMENT. Each of the parties hereto agrees that monetary damages in the event of a breach of this Agreement would be inadequate and that, in the event of a breach, the remedy shall be specific performance. Each of the parties hereto hereby warrants, covenants and agrees not to object to, challenge, dispute or contest the propriety of specific performance as a remedy in the event a court of competent jurisdiction determines that a breach of this Agreement has occurred.

          SECTION 4.7 LOCK-UP. Each of the Shareholders agrees that in the event the Company determines to effect an initial public offering of its securities that at the request of the underwriters of the offering each such Shareholder will agree in writing for a period of up to 180 days from the effectiveness of the offering not to sell or otherwise engage in any transactions in the Common Stock or common stock equivalents of the Company. This provision of this Agreement shall survive the termination of this Agreement under Section 4.3(ii).

          SECTION 4.8 TERMINATION OF PRIOR AGREEMENT. Each of the Shareholders that is a party to the shareholders agreement dated January 5, 1996 respecting ownership of shares of Common Stock of the Company agrees that upon the execution of this Agreement such prior agreement is terminated in its entirety.

          SECTION 4.9 MISCELLANEOUS. This Agreement represents the entire agreement and understanding of the parties hereto regarding the subject matter hereof. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof. As used herein, except as the context otherwise indicates, the singular shall include the plural and vice versa, words of any gender shall include any other gender, and "or" is used in the inclusive sense. If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be found invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the maximum extent permissible under applicable law, so long as and to the extent that such enforceability does not materially adversely affect the mutual rights and obligations of the parties hereunder.

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.


           TELEPATH CORPORATION         TELULAR CORPORATION



           By /s/ Dan Giacopelli        By /s/ Kenneth Millard
           ---------------------------    --------------------------
            Dan Giacopelli                   Kenneth Millard
            Chairman and President/CEO       Chief Executive Officer



           ---------------------------
           [ X ]


           ---------------------------
           [ X ]


           ---------------------------
           [ X ]


           ---------------------------
           [ X ]


           ---------------------------
           [ X ]

                                   SCHEDULE A


Dan Giacopelli



Jeffrey Hickey



Rex Nathanson



Alvin Taylor



Frank Bianchini